                        AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT is executed this 3rd day of October, 1997 ("CLOSING DATE"), between DMI FURNITURE, INC., a Delaware corporation (the "COMPANY"), and BANK ONE, INDIANA, NA, a national banking association with its principal office in Indianapolis, Indiana (the "BANK").

                                       RECITALS

          1. The Company and the Bank are parties to a certain Amended and Restated Credit Agreement, dated June 9, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement, dated October 11, 1994, a Second Amendment to Amended and Restated Credit Agreement, dated January 10, 1995, a Third Amendment to Amended and Restated Credit Agreement, dated March 10, 1995, a Fourth Amendment to Amended and Restated Credit Agreement, dated September 20, 1995, effective as of August 15, 1995, a Fifth Amendment to Amended and Restated Credit Agreement, dated November 1, 1995, a Sixth Amendment to Amended and Restated Credit Agreement, dated January 11, 1996, a Seventh Amendment to Amended and Restated Credit Agreement, dated July 17, 1996, and by an Eighth Amendment to Credit Agreement, effective as of March 1, 1997 (as so amended, and as the same may have been further amended, modified and supplemented prior to the Closing Date and as in effect immediately prior to the execution of this Agreement, the "ORIGINAL AGREEMENT").

          2. The Company has request the Bank to amend, and as so amended, restate, the Original Agreement, subject to and in accordance with the terms of this Agreement.

                                      AGREEMENT

          NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Company agree to amend, and as so amended, restate, the Original Agreement as follows:

                                      ARTICLE I

                                 DEFINITION OF TERMS

     SECTION 1.01. ACCOUNTING TERMS -- DEFINITIONS. All accounting and financial terms used in this Agreement are used with the meanings such terms would be given in accordance with GAAP except as may be otherwise specifically provided in this Agreement. The following terms have the meanings indicated when used in this Agreement with the initial letter capitalized:

     "ADVANCE" means a disbursement of proceeds of the Revolving Loan or a Term Loan Construction Advance.

     "AFFILIATE" means, with respect to any Person, any officer, shareholder or director of such Person and any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "AGENT" means Fifth Third Bank of Kentucky, Inc., a Kentucky banking corporation acting in its capacity as the Agent under each of the Escrow Agreements, and any successor thereto in such capacity.

     "AGREEMENT" means this Amended and Restated Credit Agreement, as amended, modified, supplemented and/or restated from time to time and at any time.

     "APPLICABLE CREDIT ENHANCEMENT LETTER OF CREDIT COMMISSION RATE" means the rate per annum at which the commission due on each Commission Due Date for each Credit Enhancement Letter of Credit will be calculated, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

               Ratio of Total      Applicable Credit
               Funded Debt         Enhancement Letter of
               To EBITDA          Credit Commission Rate
               ---------          ----------------------
               3.00 and above             1 1/4%
               2.50 to 2.99               1 1/4%
               2.00 to 2.49               1%
               1.50 to 1.99               1%
               1.00 to 1.49                 3/4%
               less than 1.00               3/4%

     The Applicable Credit Enhancement Letter of Credit Commission Rate shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of the Applicable Credit Enhancement Letter of Credit Commission Rate shall be between 2.50 and 2.99 as of the Closing
     Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Credit Enhancement Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     "APPLICABLE DOCUMENTARY LETTER OF CREDIT COMMISSION RATE" means the rate per annum at which the commission due upon the issuance of each Documentary Letter of Credit will be calculated, expressed as a percentage of the maximum amount which may be drawn under the Documentary Letter of Credit, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

               Ratio of Total      Applicable Documentary
               Funded Debt         Letter of Credit
               To EBITDA             Commission Rate
               ---------             ---------------
               3.00 and above           1/2%
               2.50 to 2.99             1/2%
               2.00 to 2.49             3/8%
               1.50 to 1.99             1/4%
               1.00 to 1.49             1/4%
               less than 1.00           1/4%

     The Applicable Documentary Letter of Credit Commission Rate shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of the Applicable Documentary Letter of Credit Commission Rate shall be between 2.50 and 2.99 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Documentary Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     "APPLICABLE SPREAD I" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                                        If determining
               Ratio of Total           a LIBOR-based
               Funded Debt              Rate on the
               To EBITDA                Revolving Loan
               ---------                --------------
               3.00 and above              1 3/4%
               2.50 to 2.99                1 3/4%
               2.00 to 2.49                1 1/2%
               1.50 to 1.99                1 1/4%
               1.00 to 1.49                1%
               less than 1.00                3/4%

     Applicable Spread I shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of Applicable Spread I shall be between 2.50 and 2.99 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread I to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     "APPLICABLE SPREAD II" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on the Term Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                                        If determining
               Ratio of Total           a LIBOR-based
               Funded Debt              Rate on the
               To EBITDA                Term Loan
               ---------                --------------
               3.00 and above               2%
               2.50 to 2.99                 2%
               2.00 to 2.49                 1 3/4%
               1.50 to 1.99                 1 1/2%
               1.00 to 1.49                 1 1/4%
               less than 1.00               1%

     Applicable Spread II shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of Applicable Spread II shall be between 2.50 and 2.99 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread II to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     "APPLICABLE UNUSED COMMITMENT FEE PERCENTAGE" means the percentage determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

               Ratio of Total           Applicable
               Funded Debt              Unused Commitment
               To EBITDA                Percentage Fee
               --------------           --------------
               3.00 and above           1/4%
               2.50 to 2.99             1/4%
               2.00 to 2.49             1/4%
               1.50 to 1.99             3/16%
               1.00 to 1.49             3/16%
               less than 1.00           1/8%

     The Applicable Unused Commitment Fee Percentage shall be determined on the Closing Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Closing Date (which the Company and the Bank agree for purposes of determining the Applicable Unused Commitment Fee Percentage is between 2.50 and 2.99 as of the Closing Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Unused Commitment Fee Percentage to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     "APPLICATION FOR ADVANCE" means a written application of the Company for an Advance substantially in the form of EXHIBIT "A" attached hereto.

     "AUTHORIZED OFFICER" means the President or the Chief Financial Officer of the Company or such other officer whose authority to perform acts to be performed only by an Authorized Officer under the terms of this Agreement is evidenced to the Bank by a certified copy of an appropriate resolution of the Board of Directors of the Company.

     "BANK" has the meaning ascribed to such term in the preamble to this Agreement.

     "BANKING DAY" means a day on which the principal office of the Bank in the City of Indianapolis, Indiana, is open for the purpose of conducting substantially all of the Bank's business activities.

     "BOND DOCUMENT" means any of the 1993 Bond Documents or any of the 1994 Refunding Bond Documents as the context requires, and when used in the plural form, refers to all or any combination of the Bond Documents as the context requires.

     "BONDS" means any of the 1993 Bonds or any of the 1994 Refunding Bonds or, if the context requires, all or any combination of them.

     "BUSINESS DAY" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

     "CAPITAL EXPENDITURES" means for any period the aggregate amount of all expenditures (whether paid in cash or accrued as a liability and including without limitation freight, installation costs, taxes and other related costs) of the Company, during such period that to the extent required by GAAP are required to be included in or reflected as property, plant or equipment or similar fixed asset account in any financial statements of the Company, including any acquisition, construction or installation of properties or for any additions, improvements or major repair thereto or any replacement thereof, and the amount capitalized under any Capital Lease.

     "CAPITAL LEASE" means any lease of property (whether real, personal or mixed) which, to the extent required by GAAP, is to be capitalized on the balance sheet of the Company.

     "CASH CAPITAL EXPENDITURES" means those Capital Expenditures that are not financed with new Debt (including Debt incurred under this Agreement) or through Capital Leases.

     "CHANGE IN CONTROL" means the occurrence of any of the following:

          (a) Any "person", as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or any of the existing Series C Preferred shareholders), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, ov securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities.

          (b) During any period of two consecutive years (not including any period ending prior July 17, 1996), individuals who at the beginning of such period constitute the Board of Directors of the Company cease to constitute at least a majority thereof. If the election or nomination for election by the Company's shareholders of a new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this definition) was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, that director shall not be counted for purposes of the preceding sentence.

          (c) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities.

          (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's asset.

          (e) Any other transaction which is of a nature that would be require to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs.

     "CHANGE IN MANAGEMENT" means either (i) Donald D. Dreher is no longer the Chairman, President and Chief Executive Officer of the Company, or
     (ii) Joseph G. Hill is no longer the Vice President-Finance and Chief Financial Officer of the Company.

     "CITY" means the City of Huntingburg, Indiana.

     "CLOSING DATE" has the meaning ascribed to such term in the preamble to this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMERCIAL LC MASTER REIMBURSEMENT AGREEMENT" means the undated Commercial Letter of Credit Master Agreement, between the Company and Banc One International Corporation, as the same has been and hereafter may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time.

     "COMMISSION DUE DATE" is used as defined in Section 3.01(a)(3) or in
     Section 3.01(b)(3) of this Agreement, as the context requires."

     "COMMITMENTS" means, collectively, the Revolving Loan Commitment and the commitment of the Bank to make Term Loan Construction Advances as provided in this Agreement.

     "COMPANY" has the meaning ascribed to such term in the preamble to this Agreement.

     "COMPANY'S AUDITORS" means one of the six (6) largest independent certified public accounting firms in the U.S.

     "CONSTRUCTION AVAILABILITY" has the meaning ascribed to such term in
     Section 2.04(a).

     "CONSTRUCTION PERIOD" means a period of six (6) months after the earlier of
     (i) the date of the first Term Loan Construction Advance, and (ii) October 31, 1997.

     "CREDIT ENHANCEMENT LETTER OF CREDIT" means the 1993 Direct-Pay Letter of Credit or the 1994 Refunding Direct-Pay Letter of Credit as the context requires, and when used in the plural form, refers to both of them.

     "DEBT" means, as of any date a determination thereof is made, all of the following described indebtedness, liabilities and obligations of the Company, as determined in accordance with GAAP, without duplication: (a) all indebtedness, liabilities and obligations of the Company for borrowed money; (b) all obligations of the Company as lessee under any Capital Lease; (c) all obligations, indebtedness and liabilities which are secured by any Lien on any asset of the Company, whether or not the obligation, indebtedness or liability secured thereby shall have been assumed by the Company; and (d) all obligations, indebtedness and liabilities of others similar in character to those described in clauses
     (a) through (c) of this definition for which the Company is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations, indebtedness or liabilities the Company assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of the Company in respect of letters of credit, surety bonds or similar obligations and all obligations of the Company to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such other Person, excluding documentary letters of credit issued by the Bank to the Company in connection with importing property in the ordinary course of business.

     "DESIGNATED ACCOUNT" is used as defined in Section 3.01(a) of this Agreement.

     "DOCUMENTARY LETTER OF CREDIT" is used as defined in Section 2.03(a), and when used in the plural form, means all of the Documentary Letters of Credit or any combination of them as the context requires.

     "DOCUMENTARY LETTER OF CREDIT EXPOSURE" means, as of the date such amount is to be determined, the sum of:

          (a) the aggregate face amounts of all Documentary Letters of Credit that have not expired by their terms or have not been surrendered by the beneficiary prior to the expiration thereof (including the face amounts of any Documentary Letters of Credit that have expired by their terms but have not been surrendered by the beneficiary and as to which the beneficiary asserts a right to present and/or have honored Drafts); LESS any portion of such face amounts that has been exhausted by the payment or acceptance of Drafts thereunder or otherwise; PLUS

          (b) the total dollar amount of (1) the amount of all Drafts under Documentary Letters of Credit which have been honored by the Bank or which the Bank has otherwise been required to pay but with respect to which the Bank has not yet received reimbursement from the Company, including without limitation, the principal amounts of all outstanding Documentary Letter of Credit Loans, and (2) the amount of all Drafts under Documentary Letters of Credit which have been presented to the Bank but not honored by the Bank, which the Bank (in its sole discretion) determines it may yet honor or be required to honor or the amount of which it may otherwise be required to pay.

     "DOCUMENTARY LETTER OF CREDIT LOAN" has the meaning ascribed to such term in Section 2.03(d) of this Agreement.

     "DRAFT" shall mean a drawing or other demand (or presentment of documents) for payment under a Documentary Letter of Credit.

     "DRAWING" means an Interest Drawing, a Principal Drawing or a Remarketing Drawing as the context requires, and when used in the plural form, means all or any combination of them as the context requires.

     "EBITDA" means for any fiscal period of the Company, the Net Income for such period (minus or plus, to the extent included in the determination of such Net Income, any gain or loss (i) which must be treated as an extraordinary item under GAAP or (ii) realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business), PLUS (without duplication and only to the extent deducted in determining such Net Income and all as determined in accordance with GAAP), the sum of (a) Interest expense, (b) federal, state, and local income tax expense, and (c) depreciation and amortization expense.

     "ELIGIBLE FUNDS" is used as defined in the 1993 Trust Indenture or the 1994 Refunding Trust Indenture, as the context requires.

     "ENVIRONMENTAL LAWS" means all federal, state and local laws and implementing regulations, now or hereafter effective during the term of this Agreement, relating to pollution or protection of the environment, including laws or regulations relating to or permitting emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial wastes, or hazardous substances. Such laws shall include, but not be limited to: (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended,
     42 U.S.C. Section 9601 ET SEQ.; (b) the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 ET SEQ., including the statutes regulating underground storage tanks, 42 U.S.C. 6991-6991h; (c) the Clean Air Act, as amended, 42 U.S.C. 7401 ET SEQ.; (d) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ., including the statute regulating the National Pollutant Discharge Elimination System, 33 U.S.C. Section 1342; and (e) Indiana Code, Title 13 Environment, as amended.

     "ENVIRONMENTAL REPORTS" means each of the environmental reports previously furnished to the Bank pursuant to Section 6.b(iii), Section 6.c(iii),
     Section 6.d(iii) or Section 6.e(iii) of the Original Agreement, as the context requires, and when used in the plural form refers to all of the Environmental Reports or any combination of them as the context requires.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ESCROW AGREEMENT" means either the Escrow Agreement (Dreher) or the Escrow Agreement (Hill), as the context requires, and when used in the plural form refers to both of the Escrow Agreements.

     "ESCROW AGREEMENT (DREHER)" means the Escrow Agreement, dated as of July 9, 1996, among the Company, the Bank, Donald D. Dreher and the Agent, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "ESCROW AGREEMENT (HILL)" means the Escrow Agreement, dated as of July 9, 1996, among the Company, the Bank, Joseph G. Hill and the Agent, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "EVENT OF DEFAULT" means any of the events described in Section 8.01 of this Agreement.

     "FINANCIAL STATEMENTS" includes, but is not limited to, balance sheets, profit and loss statements, and cash flow statements, prepared in accordance with GAAP.

     "FIXED CHARGE COVERAGE RATIO" means, with respect to the Company for any period, a ratio of EBITDA of the Company to Fixed Charges.

     "FIXED CHARGES" means, with respect to the Company for any period, the sum of interest which was due and payable in cash or was paid in cash during such period, plus Cash Capital Expenditures made during such period, plus scheduled payments of Debt of the Company which were due and payable in cash or were paid during such period, plus income taxes which were due or paid during such period, plus dividends that were paid in cash during such period.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied (from and after the Closing Date) and for the period as to which such accounting principles are to apply. Except as otherwise provided in this Agreement, to the extent applicable, all computations and determinations as to accounting or financial matters and all Financial Statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and, to the extent applicable, all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

     "GOVERNMENT ACTS" has the meaning ascribed to such term in Section 2.03(e) of this Agreement.

     "GUARANTOR" means DMI Management, Inc., a Kentucky  corporation.

     "GUARANTY" means the Guaranty Agreement, dated June 9, 1994, executed by Guarantor in favor of the Bank, as the same has been or hereafter may be amended, modified, supplemented, affirmed, reaffirmed and/or restated from time to time and at any time.

     "HAZARDOUS SUBSTANCE" means any hazardous or toxic substance regulated by any Environmental Laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Toxic Substance Control Act, or by any federal, state or local governmental agencies having jurisdiction over the control of any such substance including but not limited to the United States Environmental Protection Agency.

     "INTEREST" means for any period and for any Person, the interest expense of such Person for that period, determined in accordance with GAAP.

     "INTEREST DRAWING" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

     "INTEREST PAYMENT DATE" is used as defined in the 1993 Trust Indenture or the 1994 Refunding Trust Indenture, as the context requires.

     "INTERIM FINANCIAL STATEMENTS" means the interim financial statements of the Company furnished to the Bank pursuant to Section 6.02(b) of this Agreement for each successive 4-week or 5-week period comprising a fiscal quarter of the Company, and, when used in reference to a fiscal quarter or a period of fiscal quarters of the Company, means all of the Interim Financial Statements for each of the 4-week and 5-week periods comprising such fiscal quarter or period of fiscal quarters.

     "LETTER OF CREDIT" means any of the Credit Enhancement Letters of Credit or any of the Documentary Letters of Credit as the context requires, and when used in the plural form, means all of the Letters of Credit or any combination of them as the context requires.

     "LIBOR-BASED RATE" means a variable rate at which interest may accrue on all or a portion of any of the Loans under the terms of this Agreement, which rate is determined by reference to the London Interbank Offered Rate.

     "LIEN" and "lien" each means any mortgage, pledge, security interest, encumbrance, lien, charge or deposit arrangement of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of accounts with recourse against the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by third party of property leased to the Person under a lease which is not in the nature of a conditional sale or title retention agreement, and any subordination arrangement in favor of another Person).

     "LOAN" means the Revolving Loan, the Term Loan, any Remarketing Reimbursement Loan-1993 Bonds, or any Remarketing Reimbursement Loan-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Loans or any combination of them, as the context requires.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Note, the Term Note, the Security Agreement, the Mortgages, the Mortgage Amendments, the Guaranty, the Reimbursement Agreements and all other instruments, agreements and documents executed and delivered or to be delivered by the Company pursuant to or by virtue of this Agreement, as each may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

     "LONDON INTERBANK OFFERED RATE" means the per annum rate of interest, as determined by the Bank, at which dollar deposits in immediately available funds are offered to the principal banks in the London interbank market by other principal banks in that market two Banking Days prior to the commencement of a period of either one month, two months, three months or six months for which the Company shall have requested a quotation of the rate in amounts equal to the amount for which the Company shall have requested a quotation of the rate.

     "MAXIMUM AVAILABILITY" means, subject to the terms of Section 2.06: (i) from and after the Closing Date to and including May 30, 1998, $13,500,000;
     (ii) from and after May 31, 1998, to and including May 30, 1999, $15,500,000; and (iii) from and after May 31, 1999 until the Scheduled Revolving Loan Maturity Date, $17,000,000.

     "MAXIMUM AVAILABLE CREDIT" means the sum of (i) the 1993 Maximum Available Credit, plus (ii) the 1994 Maximum Available Credit.

     "MORTGAGE" means the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, the 1993 Huntingburg Mortgage-Mfg. and the "1997 Project Mortgage" (as such term is defined in Schedule 1 attached hereto) as the context requires, and when used in the plural form, means all of the Mortgages or any combination of them as the context requires.

     "MORTGAGE AMENDMENTS" has the meaning ascribed to such term in Section 5.01(b) of this Agreement.

     "NET INCOME" means for any period the net income of the Company for such period, determined in accordance with GAAP.

     "NOTE" means the Revolving Note, the Term Note, any Remarketing Reimbursement Note-1993 Bonds, or any Remarketing Reimbursement Note-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Notes or any combination of them, as the context requires.

     "OBLIGATIONS" means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to the Bank by the Company, whether arising under, by virtue of or pursuant to any of this Agreement, the Notes, the Reimbursement Agreements, any other Loan Documents or otherwise, together with all costs, expenses and reasonable attorneys' fees (including the reasonable allocated costs of staff counsel) incurred by the Bank in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Bank owed to some other Person.

     "OFFICER'S CERTIFICATE" means a certificate in the form included as a part of EXHIBIT "B " attached hereto signed by the President or Chief Financial Officer of the Company, confirming that all of the representations and warranties contained in Section 4.01 of this Agreement are true and correct as of the date of such certificate except as specified therein and with the further exceptions that: (i) the representation contained in Section

     4.01(d) of this Agreement shall be construed so as to refer to the latest Financial Statements which have been furnished to the Bank as of the date of any such certificate, (ii) the representations contained in Section 4.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, whether now owned or hereafter acquired, (iii) the representation contained in Section 4.01(l) of this Agreement shall be deemed to be amended to reflect the existence of any Subsidiary hereafter formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Company shall have previously given the Bank notice in writing. The Officer's Certificate shall further confirm that no Event of Default or Unmatured Event of Default shall have occurred and be continuing as of the date of the Officer's Certificate or shall describe any such event which shall have occurred and be then continuing and the steps being taken by the Company to correct it.

     "ORIGINAL AGREEMENT" has the meaning ascribed to such term in the Recitals to this Agreement.

     "PERMITTED LIENS" means those liens, encumbrances and security interests described in Sections 6.02(b)(1) through (7) of this Agreement.

     "PERSON" shall mean an individual, a corporation, a limited or general partnership, a limited liability company, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

     "PLAN" means an employee pension benefit plan as defined in ERISA.

     "PLEDGED BONDS" is used as defined in Section 5.01(h).

     "PREPAYMENT PREMIUM" means the excess, if any, as determined by the Bank of: (i) the present value at the time of prepayment of the interest payments which would have been payable on account of an amount prepaid from the date of prepayment until the end of the period during which interest would have accrued at a LIBOR-based Rate but for prepayment over (ii) the present value at the time of prepayment of interest payments calculated at the rate (the "REINVESTMENT RATE") which the Bank then estimates it would receive upon reinvesting the principal amount of the prepayment in an obligation which presents a credit risk substantially similar (as determined in accordance with the commercial credit rating system then used by the Bank) to that which is then presented by the Loan for a period approximately equal to the balance of the period during which interest would accrue on the portion of the Loan prepaid at a LIBOR-based Rate, but for prepayment. The discount rate used by the Bank in determining such present values shall be the Reinvestment Rate.

     "PRIME-BASED RATE" means any variable rate at which interest may accrue on all or a portion of either of the Loans under the terms of this Agreement, which rate is determined by reference to the Prime Rate.

     "PRIME RATE" means a variable per annum interest rate equal at all times to the rate of interest established and quoted by the Bank as its prime rate, such rate to change contemporaneously with each change in such established and quoted rate, provided that it is understood that the Prime Rate shall not necessarily be representative of the rate of interest actually charged by the Bank on any loan or class of loans.

     "PRINCIPAL DRAWING" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

     "RATIO OF TOTAL FUNDED DEBT TO EBITDA" means, with respect to any period, the ratio of Total Funded Debt at the close of that period to EBITDA of the Company for that period. For purposes of determining the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, Applicable Spread I and Applicable Spread II, the Ratio of Total Funded Debt to EBITDA shall be redetermined as of the close of each fiscal quarter of the Company ending after the Closing Date on the basis of the Interim Financial Statements for such fiscal quarter and the most recent three preceding fiscal quarters of the Company (a "Quarterly Adjustment"), provided that, the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, Applicable Spread I and Applicable Spread II in all events shall be the higher of the percentages as determined by the Ratio of Total Funded Debt to EBITDA as of the close of the fiscal quarter of the Company most recently ended and the percentages as determined as of the close of the immediately preceding fiscal quarter. No Quarterly Adjustment shall be effective as to any LIBOR-based Rate until the expiration of the period of time for which such LIBOR-based Rate shall have been selected by the Company. The Ratio of Total Funded Debt to EBITDA shall be adjusted on the last Banking Day of the calendar month in which the Bank receives the most recent Interim Financial Statements upon which such adjustment is based. Notwithstanding the foregoing, in the event that the Company fails to deliver any Interim Financial Statements when due as required by this Agreement and fails to cure such default within ten (10) days after notice of such default to the Company by the Bank, then the Applicable Unused Commitment Fee Percentage, the Applicable Credit Enhancement Letter of Credit Commission Rate, the Applicable Documentary Letter of Credit Commission Rate, Applicable Spread I and Applicable Spread II shall be adjusted (without further notice by the Bank) to the largest number shown in the table applicable to such definition from such due date until the first interest payment date which follows such delivery to the Bank of such
     Interim Financial Statements.   It is noted that the tables shown in the
     definitions of the terms Applicable Credit Enhancement Letter of Commission Rate, Applicable Documentary Letter of Credit Commission Rate, Applicable Unused

     Commitment Fee Percentage, Applicable Spread I and Applicable Spread
     II may provide for a Ratio of Total Funded Debt to EBITDA greater than that which will be permissible under the terms of Section 6.01(g)(3) . For the avoidance of doubt, it is agreed that it is the intent of the parties that the Bank shall be free to exercise all remedies otherwise provided for in this Agreement in the event of the violation by the Company of the covenant stated in Section 6.01(g)(3), notwithstanding those tables.

     "REAL ESTATE" means the 1992 Huntingburg Real Estate, the 1993 Huntingburg Real Estate-Warehouse, the 1993 Huntingburg Real Estate-Mfg., and the 1997 Project Real Estate, or all or any combination of them, as the context requires.

     "REIMBURSEMENT AGREEMENTS" means, collectively, the Commercial LC Master Reimbursement Agreements and the Standby LC Reimbursement Agreements, and the term "REIMBURSEMENT AGREEMENT" means any of the Reimbursement Agreements.

     "REINVESTMENT RATE" has the meaning ascribed to such term in the text of the definition of "Prepayment Premium" in this Section.

     "REMAINING AVAILABILITY" means, at any time a determination thereof is to be made, that amount which results by subtracting from the Maximum Availability the sum of (i) the principal balance of the Revolving Loan outstanding at such time, and (ii) the aggregate Documentary Letter of Credit Exposure at such time.

     "REMARKETING AGENT" is used (i) in reference to the 1993 Bonds, as such term is defined in the 1993 Trust Indenture, and (ii) in reference to the 1994 Refunding Bonds, as such term is defined in the 1994 Refunding Trust Indenture.

     "REMARKETING DRAWING" is used as defined in each of the Credit Enhancement Letters of Credit, as the context requires.

     "REMARKETING REIMBURSEMENT LOAN-1993 BONDS" is used as defined in Section 3.01(a)(4) of this Agreement.


     "REMARKETING REIMBURSEMENT LOAN-1994 REFUNDING BONDS" is used as defined in
     Section 3.01(b)(4) of this Agreement.

     "REMARKETING REIMBURSEMENT NOTE-1993 BONDS" is used as defined in Section 3.01(a)(4) of this Agreement.

     "REMARKETING REIMBURSEMENT NOTE-1994 REFUNDING BONDS" is used as defined in
     Section 3.01(b)(4) of this Agreement.

     "REVOLVING LOAN" has the meaning ascribed to such term in Section 2.02(a) of this Agreement.

     "REVOLVING LOAN COMMITMENT" means the agreement of the Bank to extend the Revolving Loan to the Company until the Revolving Loan Maturity Date.

     "REVOLVING LOAN MATURITY DATE" means the earlier of (i) the Scheduled Revolving Loan Maturity Date, and (ii) that date upon which the Bank accelerates payment of the Revolving Loan in accordance with Section 8.02 of this Agreement.

     "REVOLVING NOTE" has the meaning ascribed to such term in Section 2.02(b) of this Agreement.

     "SECURITY AGREEMENT" means the Security Agreement, dated June 9, 1994, executed by the Company and delivered to the Bank, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "SCHEDULE OF EXCEPTIONS" means the schedule of exceptions attached hereto and made a part hereof for all purposes as EXHIBIT "C".

     "SCHEDULED REVOLVING LOAN MATURITY DATE" means January 31, 2000, or such subsequent date to which the Revolving Loan Commitment may be extended by the Bank pursuant to the terms of Section 2.02(d) of this Agreement.

     "SCHEDULED TERM LOAN MATURITY DATE" means January 31, 2003, or such subsequent date to which the extend the Scheduled Term Loan Maturity Date pursuant to the terms of Section 2.04(e) of this Agreement.

     "STANDBY LC REIMBURSEMENT AGREEMENT" has the term ascribed to it in Section 2.03(a) of this Agreement, and when used in the plural form refers to all of the Standby LC Reimbursement Agreements, or any combination of them, as the context requires.
 .
     "SUBSIDIARY" means any corporation, partnership, joint venture or other business entity over which the Company exercises control, provided that it shall be conclusively presumed that the Company exercises control over any such entity 51% or more of the equity interest in which is owned by the Company, directly or indirectly.

     "TANGIBLE NET WORTH" means the shareholders' equity of the Company, less any allowance for goodwill, patents, trademarks, trade secrets, and any other assets which would be classified as intangible assets under GAAP, and less the Company's deferred tax asset arising from the recognition of its net operating loss carry forward.

     "TERM LOAN" has the meaning ascribed to such term in Section 2.04(a) of this Agreement.

     "TERM LOAN CONSTRUCTION ADVANCE" has the meaning ascribed to such term in
     Section 2.04(a).

     "TERM LOAN MATURITY DATE" means the earlier of (i) the Scheduled Term Loan Maturity Date, and (ii) that date upon which the Bank accelerates payment of the Term Loan in accordance with Section 8.02 of this Agreement.

     "TERM NOTE" has the meaning ascribed to such term in Section 2.04(b) of this Agreement.

     "TOTAL FUNDED DEBT" means, as of any date a determination thereof is made, all of the Debt of the Company that is interest-bearing.

     "TOWN" means the Town of Ferdinand (Dubois County), Indiana.

     "TRUST INDENTURE" means the 1993 Trust Indenture or the 1994 Refunding Trust Indenture and, when used in the plural form, refers to both of the Trust Indentures.

     "TRUSTEE" means the 1993 Trustee or the 1994 Refunding Trustee and, when used in the plural form, refers to both of the Trustees.

     "UNMATURED EVENT OF DEFAULT" means any event specified in Section 8.01 of this Agreement, which is not initially an Event of Default, but which would, if uncured, become an Event of Default with the giving of notice or the passage of time or both.

     "1992 HUNTINGBURG MORTGAGE" means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated December 4, 1992, and recorded on December 7, 1992, as Document No. 168207 in Mortgage Book 281, Page 97, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing effective as of November 12, 1993, and recorded on November 12, 1993, as Document No. 174844, in Mortgage Book 304, Page 390, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filling dated June 9, 1994, and recorded on June 13, 1994, as Document No. 178773 in Mortgage book 318, Page 25, and by a Third Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 11, 1994, recorded on October 28, 1994, as Document No. 181216, in Mortgage Book 325, Page 158, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been or hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1992 HUNTINGBURG REAL ESTATE" means the real estate in Dubois County, Indiana, owned by the Company, which is the subject of the 1992 Huntingburg Mortgage.

     "1993 BOND DOCUMENTS" means the 1993 Bonds, the 1993 Trust Indenture, the 1993 Loan Agreement and any other documents or agreement executed by the Company as an incident to the issuance of the 1993 Bonds other than the Loan Documents, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1993 BONDS" means the $3,420,000 in original principal amount of City of Huntingburg, Indiana, Adjustable Rate Economic Development Revenue Bonds, (DMI Furniture, Inc. Project) Series 1993 issued by the City pursuant to the 1993 Trust Indenture, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1993 DIRECT-PAY LETTER OF CREDIT" is used as defined in Section 3.01(a) of this Agreement.

     "1993 LOAN AGREEMENT" means the Loan Agreement dated as of October 1, 1993, between the Company and the City as an incident to the issuance of the 1993 Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1993 MAXIMUM AVAILABLE CREDIT" meant initially the sum of $3,462,750.00, and thereafter shall mean the maximum amount available to be drawn by the 1993 Trustee under the 1993 Direct-Pay Letter of Credit for payment of principal and interest due on the 1993 Bonds, whether such payments become due as scheduled, upon mandatory or optional redemption of the 1993 Bonds, or on account of acceleration of the 1993 Bonds following the occurrence of an "Event of Default" as defined in the 1993 Trust Indenture.

     "1993 TRUST INDENTURE" means the Trust Indenture entered into by the City and the 1993 Trustee dated as of October 1, 1993 pursuant to which the City issued the 1993 Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1993 TRUSTEE" means PNC Bank, Indiana, Inc., in its capacity as Trustee under the 1993 Trust Indenture, or any successor Trustee under the 1993 Trust Indenture.

     "1993 HUNTINGBURG MORTGAGE-WAREHOUSE" means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated November 10, 1993, and recorded on November 12, 1993, as Document No. 17845, in Mortgage book 304, Page 393, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated June 9, 1994, and recorded on June 14, 1994, as Document No. 178806, in Mortgage Book 318, Page 108, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 10, 1994, recorded on October 28, 1994, as Document No. 181214 in Mortgage Book 325, Page 152, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1993 HUNTINGBURG MORTGAGE-MFG." means a Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated December 15, 1993, and recorded on December 16, 1993, as Document No. 175583 in Mortgage Book 307, Page 154, as amended by a First Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated June 9, 1994, and recorded on June 14, 1994, as Document No. 178807, in Mortgage book 318, Page 111, and by a Second Amendment to Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 11, 1994, recorded on October 28, 1994, as Document No. 181215, in Mortgage Book 325, Page 155, with all recording occurring in the Office of the Recorder of Dubois County, Indiana, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1993 HUNTINGBURG REAL ESTATE-WAREHOUSE" means the real estate in Dubois County, Indiana, owned by the Company, on which the Company constructed warehouse facilities with proceeds of the 1993 Bonds, which is the subject of the 1993 Huntingburg Mortgage-Warehouse.

     "1993 HUNTINGBURG REAL ESTATE-MFG." means the real estate in Dubois County, Indiana, owned by the Company, on which manufacturing operations of the Company are conducted, which is the subject of the 1993 Huntingburg Mortgage-Mfg.

     "1994 REFUNDING BOND DOCUMENTS" means the 1994 Refunding Bonds, the 1994 Refunding Trust Indenture, the 1994 Refunding Loan Agreement and any other document or agreement executed by the Company as an incident to the issuance of the 1994 Refunding Bonds other than the Loan Documents, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1994 REFUNDING BONDS" means the $2,940,000 in original principal amount of City of Huntingburg, Indiana, Adjustable Rate Economic Development Revenue Refunding Bonds, (DMI Furniture, Inc. Project) Series 1994, issued by the City pursuant to the 1994 Refunding Trust Indenture, as the same have been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1994 REFUNDING LOAN AGREEMENT" means the Loan Agreement dated as of June 1, 1994, between the Company and the City as an incident to the issuance of the 1994 Refunding Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1994 REFUNDING DIRECT-PAY LETTER OF CREDIT" is used as defined in Section 3.04(b) of this Agreement.

     "1994 REFUNDING MAXIMUM AVAILABLE CREDIT" means initially the sum of $2,976,750, and thereafter shall mean the maximum amount available to be drawn by the 1994 Refunding

     Trustee under the 1994 Refunding Direct-Pay Letter of Credit for principal and interest due on account of the 1994 Refunding Bonds upon (i) mandatory or optional redemption of the 1994 Refunding Bonds, or (ii) on account of acceleration of the 1994 Refunding Bonds following the occurrence of an "Event of Default" as defined in the 1994 Refunding Trust Indenture.

     "1994 REFUNDING TRUST INDENTURE" means the Trust Indenture entered into between the City and the 1994 Refunding Trustee dated as of June 1, 1994, pursuant to which the City is issuing the 1994 Refunding Bonds, as the same has been and hereafter may be amended, modified, supplemented and/or restated from time to time and at any time.

     "1994 REFUNDING TRUSTEE" means PNC Bank, Indiana, Inc., in its capacity as Trustee under the 1994 Refunding Trust Indenture, or any successor Trustee under the 1994 Refunding Trust Indenture.

     "1997 PROJECT" has the meaning ascribed to such term in Section 2.04(a) of this Agreement.

     "1997 PROJECT REAL ESTATE" means the real estate more particularly described on EXHIBIT "D".


                                      ARTICLE II

                                      THE LOANS

          SECTION 2.01. GENERAL STATEMENT. Subject to and in accordance with the terms of this Agreement, and in reliance upon the representations, warranties, covenants and agreements of the Company made in this Agreement and the other Loan Documents, the Bank will make the Loans and issue the Documentary Letters of Credit described in this Article II.

          SECTION 2.02.  THE REVOLVING LOAN.

          (a) THE REVOLVING LOAN COMMITMENT -- USE OF PROCEEDS. The Bank agrees to make Advances to the Company on a revolving basis (collectively, the "REVOLVING LOAN") from time to time from and after the Closing Date until the Revolving Loan Maturity Date, in an amount not exceeding in the aggregate at any time outstanding the Maximum Availability, provided that all of the conditions of lending stated in Section 7.01 of this Agreement as being applicable to the Revolving Loan have been fulfilled at the time of each such Advance.

          Proceeds of the Revolving Loan from and after the Closing Date may be used by the Company only to fund working capital requirements.

          The Revolving Loan under this Agreement is a continuation, on amended terms, of the "Revolving Loan" extended to the Company by the Bank under the Original Agreement (the "PRIOR REVOLVING LOAN") and the Company affirms, acknowledges and agrees that the principal balance of the Prior Revolving Loan as of October 1, 1997 was $8,219,619.30.

          (b) METHOD OF BORROWING. The obligation of the Company to repay the Revolving Loan shall be evidenced by a promissory note executed by the Company to the Bank in the form of EXHIBIT "E" attached hereto (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "REVOLVING NOTE"). So long as no Event of Default or Unmatured Event of Default shall have occurred and be continuing and until the Revolving Loan Maturity Date, the Company may borrow, repay (subject to the requirements of Section 2.06 of this Agreement) under the Revolving Note on any Banking Day, provided that the Company hall not be entitled to receive and the Bank shall not be obligated to make any Advance under the Revolving Loan: (i) if the making of such Advance would cause or result in an Event of Default or an Unmatured Event of Default; or (ii) if after making such Advance the principal balance of the Revolving Loan would exceed the Maximum Availability.

          Each Advance under the Revolving Loan shall be conditioned upon receipt by the Bank from the Company of an Application for an Advance and an Officer's Certificate, provided that the Bank may, at its discretion, make a disbursement upon the oral request of the Company made by an Authorized Officer, or upon a request transmitted to the Bank by telecopy or by any other form of written electronic communication (all such requests for Advances being hereafter referred to as "INFORMAL REQUESTS"). In so doing, the Bank may rely on any informal request which shall have been received by it in good faith from a Person reasonably believed to be an Authorized Officer. Each informal request shall be promptly confirmed by a duly executed Application for an Advance and Officer's Certificate if the Bank so requires and shall in and of itself constitute the representation of the Company that no Event of Default or Unmatured Event of Default has occurred and is continuing or would result from the making of the requested Advance, that the requested Advance would not exceed the Remaining Availability, and that the making of the requested Advance would not cause the principal balance of the Revolving Loan to exceed the Maximum
Availability.   All borrowings and reborrowings and all repayments shall be in amounts of not less than Fifty Thousand Dollars ($50,000), except for repayment of the entire principal balance of the Revolving Loan and except for special prepayments of principal required under the terms of Section 2.06 of this Agreement. Upon receipt of an Application for an Advance, or at the Bank's discretion upon receipt of an informal request for an Advance and upon compliance with any other conditions of lending stated in Section 7.01 of this Agreement applicable to the Revolving Loan, the Bank shall disburse the amount of the requested Advance to the Company. All Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereon, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

          (c) INTEREST ON THE REVOLVING LOAN. The principal amount of the Revolving Loan outstanding from time to time shall bear interest until the Revolving Loan Maturity Date at a rate per annum equal to the Prime Rate, except that at the option of the Company, exercised from time to time as provided in
Section 2.05(c) of this Agreement, interest may accrue prior to maturity on any Advance or on the entire outstanding balance of the Revolving Loan as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for a period of one month, two months, three months or six months plus, plus Applicable Spread I, provided that an election of a LIBOR-based Rate for a period extending beyond the Scheduled Revolving Loan Maturity Date shall be permitted only at the discretion of the Bank. From and after the Revolving Loan Maturity Date, and until paid in full, the Revolving Loan shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%) per annum, except that as to any portion of the Revolving Loan for which the Company may have elected a LIBOR-based Rate for a period of time that has not expired at the Revolving Loan Maturity Date, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus two percent (2%) per annum or the LIBOR-based Rate then in effect, plus Applicable Spread I, plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to the Revolving Loan Maturity Date. After the Revolving Loan Maturity Date, interest which accrues on the Revolving Loan shall be payable as accrued and without demand.

          (d) EXTENSIONS OF SCHEDULED REVOLVING LOAN MATURITY DATE. The Bank may, upon the request of the Company, but at the Bank's sole discretion, extend the Scheduled Revolving Loan Maturity Date from time to time to such date or dates as the Bank may elect by notice in writing to the Company, and upon any such extension, the date to which the Scheduled Revolving Loan Maturity Date is then extended will become the "Scheduled Revolving Loan Maturity Date" for purposes of this Agreement.

          (e) UNUSED COMMITMENT FEE. In addition to interest on the Revolving Loan, the Company shall pay to the Bank an unused commitment fee for each partial or full fiscal quarter during which the Revolving Loan Commitment is outstanding equal to the Applicable Unused Commitment Fee Percentage in effect at the close of such partial or full fiscal quarter TIMES the daily average "Unused Revolving Loan Commitment" (as defined in the following sentence) for such partial or full fiscal quarter multiplied by a fraction, the numerator of which shall be the number of calendar days in such partial or full fiscal quarter and the denominator of which is 360. As used herein, the term "UNUSED REVOLVING LOAN COMMITMENT" means, as of the close of each calendar day for which a determination thereof is to be made, the positive difference, if any, which results from subtracting from the Maximum Availability, the outstanding principal balance of the Revolving Loan and the outstanding amount of the Documentary Letters of Credit at the close of such calendar day. Unused commitment fees for each fiscal quarter shall be due and payable within ten (10) days following the Bank's submission, following the close of such quarter, of a statement of the amount due. Such fees may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority, notice or demand.

          SECTION 2.03.  DOCUMENTARY LETTERS OF CREDIT.

          (a) DOCUMENTARY LETTERS OF CREDIT -- GENERAL. At any time that the Company is entitled to an Advance under the Revolving Loan, the Bank agrees, subject to the terms and conditions of this Agreement, to issue upon the application of the Company and for the account of the Company documentary commercial and standby letters of credit for general business purposes (each a "DOCUMENTARY LETTER OF CREDIT"), PROVIDED THAT:

               (1) The Company shall not request and the Bank shall have no obligation to issue any Documentary Letter of Credit: (i) at any time any Event of Default or Unmatured Event Default shall have occurred and be continuing; (ii) at any time after the Revolving Loan Maturity Date; or
     (iii) if, after giving effect to such issuance, the aggregate Documentary Letter of Credit Exposure would exceed the Remaining Availability;

               (2) The Bank in no event shall be obligated to issue any Documentary Letter of Credit: (i) having an expiration date beyond the Scheduled Revolving Loan Maturity Date; or (ii) if the issuance of such Documentary Letter of Credit on the terms requested would be contrary to, or in violation of the policies of the Bank or any requirement of applicable law;

               (3) The form of the requested Documentary Letter of Credit shall be satisfactory to the Bank in the reasonable exercise of the Bank's discretion; and

               (4) (i) With respect to a commercial Documentary Letter of Credit, the Bank shall have received from the Company a written or electronically transmitted application for the Documentary Letter of Credit in form and substance satisfactory to the Bank in all respects, duly executed or authorized by an Authorized Officer, pursuant to and in accordance with the terms of the Commercial LC Master Reimbursement Agreement; and (ii) With respect to a standby Documentary Letter of Credit, the Bank shall have received from the Company an application and reimbursement agreement for the Documentary Letter of Credit in form and substance satisfactory to the Bank in all respects, duly executed by an Authorized Officer (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, "STANDBY LC REIMBURSEMENT AGREEMENT").
 .
          (b) DOCUMENTARY LETTER OF CREDIT PROCEDURES. Whenever the Company desires the issuance of a Documentary Letter of Credit, it shall deliver to the Bank not later than 11:30 a.m. (Dallas, Texas time) at least three Banking Days (or such shorter period as may be agreed to by the Bank in any particular instance) in advance of the proposed date of issuance an application duly executed or authorized by an Authorized Officer for such Documentary Letter of Credit, which application shall include a precise description of the documents and the verbatim text of any certificate to be presented by the proposed beneficiary with, or as a part of any Draft (and in all events shall be in accordance with the requirements of the Commercial LC Master

Reimbursement Agreement if a commercial Documentary Letter of Credit is to be issued) and; provided that the Bank, in its sole judgment, may require changes in the description of any such documents and the text of such certificates; and provided further that, at the discretion of the Bank, each Documentary Letter of Credit shall provide that payment against a conforming Draft is not required to be made thereunder prior to the close of business on the third Banking Day following presentment of such Draft.

          (c) DRAWS UNDER DOCUMENTARY LETTERS OF CREDIT. Upon presentation of a Draft under any Documentary Letter of Credit by the beneficiary thereof, the Bank shall notify the Company of the receipt thereof ("DRAFT NOTICE") not later than one Banking Day prior to the date on which the Bank intends to honor such Draft. The Draft Notice may be given by telephone or telecopy. Failure to give the Draft Notice or to give the Draft Notice in a timely manner shall not in any way affect or limit the payment obligation of the Company hereunder. Upon receipt of the Draft Notice, the Company shall make or cause to be made an irrevocable deposit with the Bank, or provide to the Bank a direction that an Advance be made under the Revolving Loan, not later than 1:00 p.m., Dallas, Texas, time, one (1) Banking Day prior to the day on which the Draft is to be honored, in an amount equal to the full amount which is to be paid under such Draft, in good and collected funds (the "REIMBURSEMENT AMOUNT"), specifying that it is depositing such money for the sole purpose of funding the payment of such Draft.

          In determining whether to honor any Draft, the Bank shall be responsible only to determine that the documents and certificates required to be delivered with such Draft under the appropriate Documentary Letter of Credit have been delivered and that on their faces they are in substantial compliance with the requirements of that Documentary Letter of Credit. In the event of any conflict between the terms of any Reimbursement Agreement and the terms of this Agreement, the terms of this Agreement shall control; and the terms of the Reimbursement Agreement shall not be deemed to be in conflict with the terms of this Agreement solely by reason of the fact that it addresses one or more subject matters that are addressed by this Agreement and contains provisions that are different from those set forth in this Agreement.

          (d) REIMBURSEMENT OBLIGATIONS OF THE COMPANY. The Company hereby agrees to reimburse the Bank, on demand, the amount paid by the Bank to settle its obligations in respect of each Draft under each Documentary Letter of Credit (whether such amount is paid by virtue of the Bank's honor of any Draft or otherwise) to the extent that a Reimbursement Amount is not available to the Bank for that purpose, which reimbursement obligation shall be immediate and automatic, without the necessity of any further act or the execution of any additional document, instrument, or agreement. Any Reimbursement Amount that is not paid in full when due shall be deemed to be and shall constitute a demand loan made to the Company by the Bank on such due date in the principal amount of the unpaid Reimbursement Amount (each such loan being referred to herein as a "DOCUMENTARY LETTER OF CREDIT LOAN", and collectively as "DOCUMENTARY LETTER OF CREDIT LOANS"), which Documentary Letter of Credit Loans shall bear interest, until paid in full, at a per annum rate equal to the Prime Rate plus Two Percent (2%). A demand for payment of each Reimbursement Amount and Documentary Letter of Credit Loan shall be deemed to have been made by the Bank on the date of the corresponding payment by the

Bank to settle its obligations under a Draft. Nothing herein is intended to preclude the Company from requesting an Advance under the Revolving Loan to the extent available to pay any Reimbursement Amount.

          The obligation of the Company to reimburse the Bank in respect of drawings made under the Documentary Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and the applicable Reimbursement Agreement (if and to extent the terms of the Reimbursement Agreement do not conflict with this Agreement) under all circumstances, and notwithstanding any of the following circumstances:

               (1) any lack of validity or enforceability of any Documentary Letter of Credit;

               (2) the existence of any claim, set-off, defense or other right which the Company may have at any time against a beneficiary or any transferee of any Documentary Letter of Credit or (or any Persons for whom any such transferee may be acting), or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Company and the beneficiary of any Documentary Letter of Credit;

               (3) any draft, demand, certificate or any other document presented under any Documentary Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (4) payment by the Bank under any Documentary Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Documentary Letter of Credit;

               (5) any other circumstance or happening whatsoever which is similar to any of the foregoing; or

               (6) the fact that an Event of Default or Unmatured Event of Default shall have occurred and be continuing;

PROVIDED HOWEVER, that the Company shall not be obligated to reimburse the Bank for any wrongful payment or disbursement made or to be made by the Bank under any Documentary Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Bank. Payment of a Draft that does not comply with the terms of the Documentary Letter of Credit against which it is presented shall not in any event be deemed to be wrongful or an act or omission constituting gross negligence or willful misconduct on the part of the Bank if such payment is made at the specific written request of the Company in which the Company waives the non-compliance of the Draft.

          Upon a written request by the Company made in accordance with the terms of Section 9.02 of this Agreement, the Bank will undertake to provide to the Company copies of all instruments and documents constituting a Draft with the Draft Notice, and in the event the Company has any knowledge (however obtained) of any claim of non-compliance with the Company's instructions or with the terms of the Documentary Letter of Credit, or of discrepancies or other irregularities, the Company shall immediately notify the Bank thereof in writing, and the Company shall be deemed to have waived any such claim or defense against the Bank related thereto or arising therefrom unless such notice is given. The Company shall be deemed to have knowledge of any such claim that is apparent on the face of copies of instruments and documents constituting a Draft that are provided to the Company pursuant to the preceding sentence.

          Unless specified to the contrary in the applicable Reimbursement Agreement for a Documentary Letter of Credit, or any amendment to a Documentary Letter of Credit, the Company agrees that the Bank and its correspondents may receive and accept any Draft drawn or presented under such Documentary Letter of Credit or other document otherwise in order, issued or purportedly issued by an agent, executor, trustee in bankruptcy, receiver or other representative of the party who is authorized under such Documentary Letter of Credit to issue such Draft or other document, as complying with the terms of such Documentary Letter of Credit.

          (e) INDEMNITY. The Company agrees to protect, indemnify and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of the Documentary Letters of Credit, other than as a result of the negligence or willful misconduct of the Bank, as determined by a court of competent jurisdiction, or (b) the failure of the Bank to honor a drawing under any Documentary Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority (all such acts or omissions herein called "GOVERNMENT ACTS").

          As between the Company, on the one hand, and the Bank, on the other, the Company assume all risks of the acts and omissions of, or misuse of the Documentary Letters of Credit by the respective beneficiaries of such Documentary Letters of Credit. In furtherance and not in limitation of the foregoing, the Bank shall not be responsible and shall have no liability (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Documentary Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Documentary Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any such Documentary Letter of Credit to comply fully with the terms and conditions of the agreement pursuant to which the Documentary Letter of Credit was procured and pursuant to which the beneficiary is entitled to draw upon such Documentary Letter of Credit; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a Draft under any such Documentary Letter of Credit or of the proceeds thereof;
(g) for the misapplication by the beneficiary of any such Documentary Letter of Credit of the proceeds of any Draft under such Documentary Letter of Credit;
(h) for any consequences arising from causes beyond the control of the Bank, including, without limitation, any Government Acts; and (i) for any action taken or omitted by the Bank under or in connection with the Documentary Letters of Credit, if taken or omitted in good faith. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

          Following the occurrence of an Event of Default or an Unmatured Event of Default which is continuing, the Company agrees that any action taken by the Bank, if taken in good faith, under or in connection with any of the Documentary Letters of Credit, the Reimbursement Agreements and Drafts, shall be binding on the Company and shall not subject the Bank to any resulting liability to the Company. In furtherance thereof, the Bank shall have the full right and authority, following an Event of Default or Unmatured Event of Default which is continuing, to (i) clear and resolve any questions of non-compliance of documents, (ii) to give any instructions as to acceptance or rejection of any documents or goods, and (iii) to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents.

          (f) DOCUMENTARY LETTER OF CREDIT FEES. The Company covenants and agrees to pay to the Bank, concurrently with the issuance of each Documentary Letter of Credit, a commission equal to the Applicable Documentary Letter of Credit Fee Percentage times the maximum amount available to be drawn under the Documentary Letter of Credit as of the date such commission is due. The commission shall be deemed fully earned and nonrefundable when due. The Company shall pay the Bank's standard transaction fees with respect to any transactions occurring on account of any Documentary Letter of Credit. Transaction fees shall be payable upon completion of the transaction as to which they are charged. All such commissions and fees may be debited by the Bank to any deposit account of the Company carried with the Bank without further authority, and in any event, shall be paid by the Company within ten (10) days following billing.

          SECTION 2.04   THE TERM LOAN.

          (a) THE TERM LOAN -- GENERAL. The Bank agrees, subject to the terms and conditions of this Agreement, to loan to the Company the maximum principal amount of Three Million Seventy-Six Thousand Nine Hundred Seventy-Five and 61/00 Dollars ($3,076,975.61) for the term period beginning on the Closing Date and ending on the Term Loan Maturity Date (the "TERM LOAN"). The Term Loan under this Agreement is a continuation, on amended terms, of the "Term Loan" extended to the Company by the Bank under the Original Agreement (the "PRIOR TERM LOAN") and the Company affirms, acknowledges and agrees that the principal balance of the Term Loan as of the Closing Date, being the unpaid principal amount of the Prior Term Loan, is $1,576,975.61.

            The Bank agrees, subject to the terms and conditions of this Agreement, to make Advances to the Company under the Term Loan during the Construction Period (the "TERM LOAN CONSTRUCTION ADVANCES"), provided that the first Term Loan Construction Advance must be made on or before October 31, 1997, in a principal amount not to exceed the aggregate of $1,500,000 (the "CONSTRUCTION AVAILABILITY") to be used in their entirety by the Company as follows: (A) to purchase equipment and furnishings to be used in the 1997 Project (as hereafter defined); and (B) to pay cost of construction of improvements on the 1997 Project Real Estate in accordance with plans and specifications previously furnished by the Company to the Bank (the construction of such improvements and the purchase of the equipment and furnishings are collectively referred to as the "1997 PROJECT"). The Company shall not be entitled to any Term Loan Construction Advances if the First Term Loan Construction Advance is not made on or before October 31, 1997.

          (b)  METHOD OF BORROWING CONSTRUCTION ADVANCES.   So long as no Event
of Default or Unmatured Event of Default shall have occurred and be continuing, the Company request Term Loan Construction Advances in accordance with the terms of Section 2.04(a) above (subject to the requirements of Section 2.06 of this Agreement on any Banking Day, provided that the Company shall not be entitled to receive and the Bank shall not be obligated to make any Term Loan Construction Advance under the Term Loan: (i) if the making of such Term Loan Construction Advance would cause or result in an Event of Default or an Unmatured Event of Default; or (ii) if after making such Term Loan Construction Advance the principal balance of the Term Loan would exceed $3,076,975.61.

          Each Term Loan Construction Advance under the Term Loan shall be conditioned upon receipt by the Bank from the Company of an Application for Advance and an Officer's Certificate, and satisfaction of each of the conditions described in Section 7.01(d) of this Agreement. Upon receipt of an Application for Advance, or at the Bank's discretion upon receipt of an informal request for a Term Loan Construction Advance, and upon compliance with any other conditions of lending stated in Section 7.01(d) of this Agreement applicable to Term Loan Construction Advances, the Bank shall disburse the amount of the requested Term Loan Construction Advances to the Company. All Term Loan Construction Advances by the Bank and payments by the Company shall be recorded by the Bank on its books and records, and the principal amount outstanding from time to time, plus interest payable thereof, shall be determined by reference to the books and records of the Bank. The Bank's books and records shall be presumed PRIMA FACIE to be correct as to such matters.

          (c) THE TERM NOTE/PAYMENTS. The obligation of the Company to repay the Term Loan shall be evidenced by a promissory note executed by the Company to the Bank in the form of EXHIBIT "F" attached hereto (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, the "TERM NOTE"). The principal of the Term Loan shall be repayable in equal monthly installments: (i) from and after the Closing Date until the earlier of the Term Loan Maturity Date or the expiration of the Construction Period, each in an amount equal to $33,333.00; and (ii) from and after the expiration of the Construction Period until the Term Loan Maturity Date, each in an amount equal to $58,333.00. Such monthly installments shall be due and payable on the last Banking Day of October, 1997, and on the last Banking Day of each successive calendar month thereafter until the Term Loan Maturity Date, at which time the entire principal balance of the Term Loan and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of the Term Loan may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Fifty Thousand Dollars ($50,000) and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payable under the Term Loan in inverse order of maturity.

          (d) INTEREST ON THE TERM LOAN. The principal amount of the Term Loan outstanding from time to time shall bear interest until the Term Loan Maturity Date at a rate per annum equal to the Prime Rate, except that at the option of the Company, exercised from time to time as provided in Section 2.05 of this Agreement, interest may accrue prior to maturity on any Term Loan Construction Advance or on the entire outstanding balance of the Term Loan as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate for a period of one month, two months, three months or six months, plus Applicable Spread II, provided that an election of a LIBOR-based Rate for a period extending beyond the Scheduled Term Loan Maturity Date shall be permitted only at the discretion of the Bank. From and after the Term Loan Maturity Date, and until paid in full, the Term Loan shall bear interest at a per annum rate equal to the Prime Rate plus two percent (2%) per annum, except that as to any portion of the Term Loan for which the Company may have elected a LIBOR-based Rate for a period of time that has not expired at the Term Loan Maturity Date, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate plus two percent (2%) per annum or the LIBOR-based Rate then in effect, plus Applicable Spread II, plus two percent (2%) per annum. Accrued interest shall be due and payable monthly on the last Banking Day of each month prior to the Term Loan Maturity Date. From and after the Term Loan Maturity Date, interest on the Term Loan shall be payable as accrued and without demand.

          SECTION 2.05. PROVISIONS APPLICABLE TO BOTH OF THE LOANS. The following provisions are applicable to both of the Loans:

          (a)  CALCULATION OF INTEREST AND FEES.   Interest on each of the Loans
shall be calculated on the basis that an entire year's interest is earned in 360 days.

          (b) MANNER OF PAYMENT -- APPLICATION. All payments of principal, interest and fees on the Loans shall be payable at the principal office of the Bank in Indianapolis, Indiana, in funds available for the Bank's immediate use in that city and no payment will be considered to have been made until received in such funds. All amounts payable on account of any of the Loans may be debited by the Bank when due to any demand deposit account of the Company carried with the Bank without further authority. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, the Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. All prepayments shall be applied to the Obligations in such order and manner as the Bank may from time to time determine in its sole discretion.

          (c) PROCEDURES FOR ELECTING LIBOR-BASED RATES -- CERTAIN EFFECTS OF ELECTION. LIBOR-based Rates may be elected only in accordance with the following procedures, shall be subject to the following conditions and the election of a LIBOR-based Rate shall have the following consequences in addition to other consequences stated in this Agreement:

               (1) No LIBOR-based Rate may be elected at any time that an Event of Default or Unmatured Event of Default has occurred and is continuing. A LIBOR-based Rate may be elected only for Loans or portions of Loans in a minimum amount of $1,000,000.00.

               (2) Voluntary prepayment prior to scheduled maturity of all or any portion of a Loan on which interest is accruing at a LIBOR-based Rate shall be subject to contemporaneous payment of the Prepayment Premium if, at the time of prepayment, the Reinvestment Rate is less than the LIBOR-based Rate at which interest accrues on the Loan. A Prepayment Premium shall also be due and payable on prepayment of all or any portion of any Loan prior to scheduled maturity because of acceleration of maturity on account of an Event of Default if, at the time of acceleration of maturity, the Reinvestment Rate is less than the LIBOR-based Rate at which interest is accruing on the Loan. If at the time of any voluntary or mandatory prepayment of any portion of the principal of any Loan, interest accrues at both a LIBOR-based Rate or Rates and at a Prime-based Rate on portions of the Loan, then any prepayment of principal will be applied first to the portion of the Loan on which interest accrues at the Prime-based Rate and next to the portion or portions at which interest accrues at a LIBOR-based Rate or Rates, and if interest accrues on the Loan at more than one LIBOR-based Rate, first to that portion or those portions on which interest accrues at a Rate or Rates which results in no Prepayment Premium or the lowest Prepayment Premium or Premiums.

               (3) On any Banking Day, the Company may request a quotation of the LIBOR-based Rates then in effect from the Bank. As soon as possible, and in any event before the close of business on the next following Banking Day, the Bank shall quote such LIBOR-based Rates. The Company shall then have until the end of the Banking Day on which such quotation is given or within such longer time as the Bank may specify, to exercise its option to elect any LIBOR-based Rate quoted, subject to all other conditions and limitations stated in this Agreement. The period for which any LIBOR-based Rate is effective shall begin on the second Banking Day following the day on which the quotation is given.

               (4) An election of a LIBOR-based Rate may be communicated to the Bank on behalf of the Company only by an Authorized Officer. Such election may be communicated by telephone or by telephone facsimile (fax) machine or any other form of written electronic communication, or by a writing delivered to the Bank. At the request of the Bank, the Company shall confirm any election in writing and such written confirmation shall be signed by an Authorized Officer. The Bank shall be entitled to rely on any oral or employee from anyone reasonably believed in good faith by LIBOR-based Rate which is received by an appropriate Bank such employee to be an Authorized Officer.

               (5) Notwithstanding any other provision of this Agreement, the Bank may elect not to quote a LIBOR-based Rate on any day on which the Bank has determined that it is not practical to quote such rate because of the unavailability of approximating the relevant London Interbank Offered Rate, or because of legal or regulatory changes which make it impractical or burdensome for the Bank to lend money at a LIBOR-based Rate.

               (6) If, as a result of any regulatory change, the basis of taxation of payments to the Bank of the principal of or any interest on any Loan bearing interest at a LIBOR-based Rate or any other amounts payable hereunder in respect thereof, other than taxes imposed on the overall net income of the Bank, is changed, or any reserve, special deposit, or similar requirement relating to any extensions of credit or other assets of or any deposits with or other liabilities of the Bank are imposed, modified, or deemed applicable, and the Bank reasonably determines that, by reason thereof, the cost to it of making, issuing, or maintaining any Loan at a LIBOR-based Rate is increased by an amount deemed by it to be material, then the Company shall pay promptly upon demand to the Bank such additional amounts as the Bank reasonably determines will compensate for such increased costs.

          SECTION 2.06. MANDATORY PREPAYMENT. If at any time a determination thereof is to be made, the sum of (a) the principal balance of the Revolving Loan outstanding at such time, PLUS (b) the aggregate Documentary Letter of Credit Exposure existing at such time, exceeds the Maximum Availability, the Company shall immediately repay the Revolving Note in an aggregate principal amount, together with such additional amount as may be necessary, equal to such excess. If at any time a determination thereof is to be made, the principal balance of the Term Loan outstanding at such time exceeds $3,076,975.61, the Company shall immediately repay the Term Note in an aggregate principal amount, together with such additional amount as may be necessary, equal to such excess. If an Event of Default or an Unmatured Event of Default has occurred and is continuing and the Bank shall have notified the Company of its election to take any action specified in Section 8.02 of this Agreement, the Maximum Availability and the Construction Availability shall be automatically reduced to $0 without any action on the part of or the giving of notice to the Company by the Bank.


                                     ARTICLE III

                         CREDIT ENHANCEMENT LETTERS OF CREDIT


          SECTION 3.01. THE CREDIT ENHANCEMENT LETTERS OF CREDIT. Subject to all of the terms and conditions of this Agreement, the Bank will maintain the Credit Enhancement Letters of Credit described in this Section previously issued by the Bank for the account of the Company.

          (a) THE 1993 DIRECT-PAY LETTER OF CREDIT. The Bank previously opened and delivered its Letter of Credit No. ST04689 (as the same has been or hereafter may be amended, modified, extended, supplemented and/or restated from time to time and at any time, the "1993 DIRECT-PAY LETTER OF CREDIT") in the original principal amount of $3,462,750.00 in favor of the 1993 Trustee. The 1993 Direct-Pay Letter of Credit secures payment of the 1993 Bonds and is subject to the terms stated therein. The 1993 Direct-Pay Letter of Credit is subject to the following terms and conditions and all other terms and conditions of this Agreement concerning the Company's obligations with respect to the 1993 Direct-Pay Letter of Credit:

               (1) REIMBURSEMENT. So long as the 1993 Direct-Pay Letter of Credit is outstanding, the Company will maintain a demand deposit account with the Bank (the "DESIGNATED ACCOUNT") which the Company shall designate as the account through which the transactions described in this Section 3.01 will regularly be accomplished. On the Business Day of each calendar month which is two (2) Business Days prior to an Interest Payment Date for the 1993 Bonds, the Company will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated

     Account to be not less than the sum of (i) the anticipated amount of interest that will be due on account of the 1993 Bonds at the next Interest Payment Date for the 1993 Bonds, plus (ii) the aggregate amount of principal calculated in accordance with Section 3.01(a)(2), plus
     (iii) the amount of the transaction fee provided for in Section 3.01(a)(3) which will be due upon the Bank's payment of the related Drawing or Drawings under the 1993 Direct-Pay Letter of Credit, plus
     (iv) any balance required under other provisions of this Agreement. Only after honoring a Drawing, the Bank shall be entitled, without further authorization from the Company, to charge the amount of such Drawing and the related transaction fee to the Designated Account or, to the extent that the balance of the Designated Account is insufficient to cover such Drawing and the related transaction fee, to any other deposit account maintained by the Company with the Bank. Should the Company's deposit balances with the Bank be insufficient to reimburse the Bank for any Drawing under the 1993 Direct-Pay Letter of Credit, together with the related transaction fee, then the Company shall pay to the Bank immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Prime Rate plus two percent (2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to the Bank. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, the Bank shall deliver any Pledged Bonds that were purchased by the 1993 Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by the Bank upon sale by the Remarketing Agent, to the 1993 Trustee for cancellation pursuant to the terms of the 1993 Trust Indenture. As used in this paragraph, the term "REMARKETING PROCEEDS" means proceeds from the resale of Pledged Bonds by the Remarketing Agent, which Pledged Bonds shall have been tendered or deemed tendered to the 1993 Trustee for repurchase pursuant to the terms of the 1993 Trust Indenture.

               (2) PRINCIPAL DEPOSITS IN DESIGNATED ACCOUNT. From and after the Closing Date, the Company shall exercise its option to cause the 1993 Trustee to redeem principal of the 1993 Bonds in amounts not less than the amounts shown in the following table on the Interest Rate Adjustment Date nearest to, but not later than the dates indicated in the table:

                                                    MINIMUM
                 DATE OF                            OPTIONAL
                 REDEMPTION                         REDEMPTION

                 October 1, 1997                    $315,000
                 October 1, 1998                    $330,000
                 October 1, 1999                    $345,000
                 October 1, 2000                    $365,000
                 October 1, 2001                    $380,000
                 October 1, 2002                    $395,000
                 October 1, 2003                    $415,000

               As used herein in this Section 3.01(a)(2), the term "REDEMPTION DATE" means a date shown in the above table. On the Business Day of each calendar month which is two (2) Business Days prior to an Interest Payment Date for the 1993 Bonds, the Company shall deposit into the Designated Account, in addition to all other amounts required to be deposited into the Designated Account under the terms of this Agreement, an amount equal to one-twelfth (1/12) of the principal amount of 1993 Bonds that the Company will be required to redeem on the next following Redemption Date. The fact that the above table provides minimum redemption amounts for dates beyond the initial expiration date of the 1993 Direct-Pay Letter of Credit shall not be construed as commitment on the part of the Bank to extend the 1993 Direct-Pay Letter of Credit beyond its original or any subsequent expiration date.

               (3) COMMISSION AND TRANSACTION FEES. On the first Banking Day of November of each year from and after the Closing Date (each of which days is hereafter referred to in this Section 3.01(a)(3) as a "COMMISSION DUE DATE"), the Company shall pay to the Bank a commission for maintaining the 1993 Direct-Pay Letter of Credit, computed on the adjusted 1993 Maximum Available Credit at a rate per annum equal to the Applicable Credit Enhancement Letter of Credit Commission Rate in effect for each such Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date. As used in the preceding sentence, the term "ADJUSTED 1993 MAXIMUM AVAILABLE CREDIT" means the 1993 Maximum Available Credit as it is scheduled to increase and decrease during the period beginning on a Commission Due Date and ending on the following Commission Due Date by reason of anticipated draws for scheduled payments of principal and interest on the 1993 Bonds, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the 1993 Direct-Pay Letter of Credit, provided that for purposes of computing each annual commission, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such Drawing. There shall be no reduction in the amount of commission due and payable on any Commission Due Date, nor shall any refund of commission be due the Company on account of full or partial prepayment of the 1993 Bonds or because of the cancellation of the Pledged Bonds purchased with the proceeds of a Remarketing Drawing during the year following the Commission Due Date as of which the amount of such commission is established or on account of the election of the Bank not to restore the availability of any Interest Drawing. The amount of commission due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission be due because of cancellation or termination of the 1993 Direct-Pay Letter of Credit for whatever reason, except that, so long as the Company's fiscal year ends in August, upon delivery to the Bank by the Company of the Company's annual audited Financial Statements for the Company's fiscal year ended prior to any Commission Due Date in any calendar year, the commission due on that Commission Due Date shall be recalculated on the basis of the Ratio of Total Funded Debt to EBITDA as indicated by such audited Financial

     Statements. If the amount of the commission as so recalculated is greater or less than the amount of commission paid on such Commission Due Date, then the Bank will refund to the Company the excess of the amount of the commission paid on such Commission Due Date over the commission determined in accordance with such recalculation, or the Company will pay to the Bank the excess of the commission determined in accordance with such recalculation over the commission paid on such Commission Due Date, such refund or such payment of additional commission to be due within ten (10) days following delivery of such annual audited Financial Statements. A transaction fee shall be payable by the Company to the Bank for each Drawing under the 1993 Direct-Pay Letter of Credit in the amount of one-eighth of one percent (1/8%) of the amount of the Drawing or Sixty-Five Dollars ($65.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by the Bank. On the Banking Day preceding each Commission Due Date, the Company shall deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the amount of commission due on such Commission Due Date, plus any other amounts required to be on deposit in the Designated Account on such date pursuant to other provisions of this Agreement. The Bank shall be entitled, without further authorization from the Company, to charge the amount of the commission due on each Commission Due Date to the Designated Account, and if the balance of the Designated Account is insufficient to satisfy the entire amount then due to the Bank on account of the commission, the Bank may, without further authorization of the Company, charge such deficiency to any other deposit account of the Company maintained with the Bank. All commissions and fees payable under the terms of this
     Section 3.01(a)(3) shall be payable with interest at the Prime Rate plus two percent (2%) per annum from the date due until paid. If the 1993 Direct-Pay Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then the Company covenants and agrees to pay to the Bank promptly upon its demand a transfer fee in the amount then customarily assessed by the Bank for transfers of letters of credit of the same type and amount as the 1993 Direct-Pay Letter of Credit.

               (4) REMARKETING REIMBURSEMENT LOAN-1993 BONDS. At the option of the Company exercised by a written notice to the Bank given not less than ten (10) days prior to the expiration of a period of ninety (90) days following a Remarketing Drawing on the 1993 Direct-Pay Letter of Credit (which expiration date is hereafter referred to in this subsection as the "REIMBURSEMENT DUE DATE"), the Bank will make a loan (a "REMARKETING REIMBURSEMENT LOAN-1993 BONDS") to the Company on the reimbursement due date, provided that the 1993 Direct-Pay Letter of Credit as it may have been extended from time to time shall not then have expired or been terminated, and provided further that no Event of Default or Unmatured Event of Default shall have occurred and is then continuing. Each Remarketing Reimbursement Loan-1993 Bonds shall be in an amount not in excess of the amount due to the Bank from the Company on the related reimbursement due date on account of the portion of the Remarketing Drawing representing the Principal Amount. The term "PRINCIPAL AMOUNT" is used in the preceding sentence as that term is defined in the 1993 Direct-Pay Letter of Credit.

     Proceeds of the Remarketing Reimbursement Loan-1993 Bonds shall be used solely to reimburse the Bank for all or a portion of the Principal Amount of the related Remarketing Drawing for the 1993 Bonds which have not been sold by the Remarketing Agent subsequent to the Remarketing Drawing. Each Remarketing Reimbursement Loan-1993 Bonds shall be represented by the promissory note of the Company (a "REMARKETING REIMBURSEMENT NOTE-1993 BONDS"), delivered to the Bank contemporaneously with the making of the Loan, with each such Note substantially in the form of the Term Note, with the following exceptions:

               (i) No Remarketing Reimbursement Loan-1993 Bonds will be made after the earlier of the expiration or termination of the 1993 Direct-Pay Letter of Credit;

               (ii) The final maturity of such Remarketing Reimbursement Note-
                    1993 Bonds shall be a date which is the earlier of (1) 288 days after the date the Loan evidence by such Note was made, or (2) the date that the 1993 Direct-Pay Letter of Credit (as it may have been extended from time to time in the Bank's sole discretion) expires or is terminated;

               (iii)Each Remarketing Reimbursement Note-1993 Bonds shall
                    bear interest prior to maturity at a per annum rate equal to the Prime Rate plus one percent (1%) and after maturity at a per annum rate equal to the Prime Rate plus three percent (3%) per annum;

               (iv) All accrued interest on the outstanding principal balance of the Remarketing Reimbursement Loan-1993 Bonds is due and payable prior to maturity on the last Banking Day of each calendar month, and after maturity, all interest is due and payable as accrued and without demand; and

               (v) The principal of each Remarketing Reimbursement Note-1993 Bonds shall be payable prior to maturity on the same dates as the scheduled principal payments under the 1993 Bonds purchased with the related Remarketing Drawing would have become due and payable, and the principal amount payable on each such date shall be equal to the principal payments scheduled to have been paid on the same date on the 1993 Bonds redeemed with the related Remarketing Drawing.

          (b) THE 1994 REFUNDING DIRECT-PAY LETTER OF CREDIT. The Bank previously opened and delivered its Letter of Credit No. its Letter of Credit No. ST04846 (as the same has been or hereafter may be amended, modified, extended, supplemented and/or restated from time to time and at any time, the "1994 REFUNDING DIRECT-PAY LETTER OF CREDIT") in the original principal amount of $2,976,750 in favor of the 1994 Refunding Trustee for the account of the Company. The 1994 Refunding Direct-Pay Letter of Credit secures payment of the 1994 Refunding Bonds and is subject to the terms stated therein. The 1994 Refunding Direct-Pay Letter of Credit is subject to the following terms and conditions, and all other terms and conditions of this Agreement concerning the Company's obligations with respect to the 1994 Refunding Direct-Pay Letter of Credit:

               (1) REIMBURSEMENT. So long as the 1994 Refunding Direct-Pay Letter of Credit is outstanding, the Company will maintain the Designated Account through which the transactions described in this Section 3.01(b) will regularly be accomplished. On the Business Day of each calendar month which is two (2) Business Days prior to an Interest Payment Date for the 1994 Refunding Bonds, the Company will deposit into the Designated Account such amount as may be necessary to cause the balance of the Designated Account to be not less than the sum of (i) the anticipated amount of interest that will be due on account of the 1994 Refunding Bonds at the next Interest Payment Date for the 1994 Refunding Bonds, plus (ii) the aggregate amount of principal calculated in accordance with
     Section 3.01(b)(2), plus (iii) the amount of the transaction fee provided for in Section 3.01(b)(3) which will be due upon the Bank's payment of the related Drawing or Drawings under the 1994 Refunding Direct-Pay Letter of Credit, plus (iv) any balance required under other provisions of this Agreement. After and only after honoring a Drawing, the Bank shall be entitled, without further authorization from the Company, to charge the amount of such Drawing and the related transaction fee to the Designated Account or, to the extent that the balance of the Designated Account is insufficient to cover such Drawing and the related transaction fee, to any other deposit account maintained by the Company with the Bank. Should the Company's deposit balances with the Bank be insufficient to reimburse the Bank for any Drawing under the 1994 Refunding Direct-Pay Letter of Credit, together with the related transaction fee, then the Company shall pay to the Bank immediately and unconditionally upon demand, an amount equal to the unreimbursed portion of such Drawing and the related transaction fee, together with interest on such amount at the Prime Rate plus three and two percent (2%) per annum from the date of payment of such Drawing until the amount thereof is reimbursed to the Bank. In the case of any Remarketing Drawing, the Company shall unconditionally pay to the Bank on the ninetieth
     (90th) day following payment by the Bank of such Drawing, or if such ninetieth day is not a Banking Day, then on the next following Banking Day, any balance of the amount of such Drawing which shall not then have been reimbursed to the Bank by the payment of remarketing proceeds to the Bank or otherwise, together with interest on such portions of such Remarketing Drawing as shall not, From time to time, have been reimbursed to the Bank, accrued at the Prime Rate plus one percent (1%) per annum, and with interest thereafter accrued at the Prime Rate plus three percent (3%) per annum. Upon being reimbursed in full with interest as provided in this Agreement for any Remarketing Drawing, the Bank shall deliver appropriate instructions, with respect to any Pledged Bonds that were purchased by the 1994 Refunding Trustee with the proceeds of such Remarketing Drawing, and which shall not have previously been delivered by the Bank upon sale by the Remarketing Agent, to the

     1994 Refunding Trustee for cancellation pursuant to the terms of the 1994 Refunding Trust Indenture. As used in this paragraph, the term "REMARKETING PROCEEDS" means proceeds from the resale of Pledged Bonds by the Remarketing Agent, which Pledged Bonds shall have been tendered or deemed tendered to the 1994 Refunding Trustee for repurchase pursuant to the terms of the 1994 Refunding Trust Indenture.

               (2) PRINCIPAL DEPOSITS IN DESIGNATED ACCOUNT. From and after the Closing Date, the Company shall exercise its option to cause the 1994 Refunding Trustee to redeem principal of the 1994 Refunding Bonds in amounts not less than the amounts shown in the following table on the Interest Rate Adjustment Date nearest to, but not later than the dates indicated in the table:

                                       MINIMUM
            DATE OF                    OPTIONAL
            REDEMPTION                 REDEMPTION
            ----------                 ----------
            June 1, 1998               $255,000
            June 1, 1999               $275,000
            June 1, 2000               $300,000
            June 1, 2001               $320,000
            June 1, 2002               $345,000
            June 1, 2003               $375,000
            June 1, 2004               $405,000

               As used in this Section 3.01(b)(2), the term "REDEMPTION DATE" means a date shown in the above table. On the Business Day of each calendar month which is two (2) Business Days prior to an Interest Payment Date for the 1994 Refunding Bonds, the Company shall deposit into the Designated Account, in addition to all other amounts required to be deposited into the Designated Account under the terms of this Agreement, an amount equal to one-twelfth (1/12) of the principal amount of the 1994 Refunding Bonds that the Company will be required to redeem on the next following Redemption Date. The fact that the above table provides minimum redemption amounts for dates beyond the initial expiration date of the 1994 Refunding Letter of Credit shall not be construed as commitment on the part of the Bank to extend the 1994 Refunding Letter of Credit beyond its original or any subsequent expiration date.

               (3) COMMISSION AND TRANSACTION FEES. On the first Banking Day of May from and after the Closing Date (each of which days is hereafter referred to in this Section 3.01(b)(3) as a "COMMISSION DUE DATE"), the Company shall pay to the Bank a commission maintaining the 1994 Refunding Direct-Pay Letter of Credit, computed on the adjusted 1994 Refunding Maximum Available Credit at a rate per annum equal to the Applicable Credit Enhancement Letter of Credit Commission Rate in effect for each Commission Due Date thereafter, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date. As used in the preceding sentence, the term "ADJUSTED 1994 REFUNDING MAXIMUM AVAILABLE CREDIT" means the 1994 Refunding Maximum Available Credit as it is scheduled to increase and decrease during the period beginning on a Commission Due Date and ending on the following Commission Due Date by reason of anticipated draws for scheduled payments of principal and interest on the 1994 Refunding Bonds, and assuming the reinstatement of the availability of all Interest Drawings to the extent provided for in the 1994 Refunding Direct-Pay Letter of Credit, provided that for purposes of computing each annual commission, the amount of an Interest Drawing which is subject to automatic reinstatement will be considered to be reinstated as of the date of such drawing. There shall be no reduction in the amount of commission due and payable on any Commission

     Due Date, nor shall any refund of commission be due the Company on account of full or partial prepayment of the 1994 Refunding Bonds or because of the cancellation of the Pledged Bonds purchased with the proceeds of a Remarketing Drawing during the year following the Commission Due Date as of which the amount of such commission is established or on account of the election of the Bank not to restore the availability of any Interest Drawing. The amount of the commission due and payable as of any Commission Due Date shall not be reduced, nor shall any refund of the commission be due because of cancellation or termination of the 1994 Refunding Direct-Pay Letter of Credit for whatever reason nor shall the amount of the commission due and payable as of any Commission Due Date be reduced or refunded for any other reason, except that, so long as the Company's fiscal year ends in August, upon delivery to the Bank by the Company of the Company's annual audited Financial Statements for the Company's fiscal year ended prior to any Commission Due Date in any calendar year, the commission due on that Commission Due Date shall be recalculated on the basis of the ratio of the Ratio of Total Funded Debt to EBITDA as indicated by such audited Financial Statements. If the amount of commission as so recalculated is greater or less than the amount of commission paid on such Commission Due Date, then the Bank will refund to the Company the excess of the amount of the commission paid on such Commission Due Date over the commission determined in accordance with such recalculation, or the Company will pay to the Bank the excess of the commission determined in accordance with such recalculation over the commission paid on such Commission Due Date, such refund or such payment of additional commission to be due within ten (10) days following delivery of such annual audited financial statements. A transaction fee shall be payable by the Company to the Bank for each Drawing under the 1994 Refunding Direct-Pay Letter of Credit in the amount of one-eighth of one percent (1/8%) of the amount of the Drawing or Sixty-Five Dollars ($65.00), whichever is greater. Transaction fees on account of Drawings shall be due on the day when the Drawing is paid by the Bank. On the Banking Day preceding each Commission Due Date, the Company shall deposit into the Designated Account, such amount as may be necessary to cause the balance of the Designated Account to be not less than the amount of commission due on such Commission Due Date, plus any other amounts required to be on deposit in the Designated Account on such date pursuant to other provisions of this Agreement. The Bank shall be entitled, without further authorization from the Company, to charge the amount of the commission due on each Commission Due Date to the Designated Account, and if the balance of the Designated Account is insufficient to satisfy the entire amount then due to the Bank on account of the commission, the Bank may, without further authorization of the Company, charge such deficiency to any other deposit account of the Company maintained with the Bank. All commissions and fees payable under the terms of this
     Section 3.01(b)(3) shall be payable with interest at the Prime Rate plus two percent (2%) per annum from the date due until paid. If the 1994 Refunding Direct-Pay Letter of Credit is transferred to a new beneficiary pursuant to the terms thereof, then the Company covenants and agrees to pay to the Bank promptly upon its demand a transfer fee in the amount then customarily assessed by the Bank for transfers of letters of credit of the same type and amount as the 1994 Refunding Direct-Pay Letter of Credit.

               (4) REMARKETING REIMBURSEMENT LOAN-1994 REFUNDING BONDS. At the option of the Company exercised by a written notice to the Bank given not less than ten (10) days prior to the expiration of a period of ninety (90) days following a Remarketing Drawing on the 1994 Direct-Pay Letter of Credit (which expiration date is hereafter referred to in this subsection as the "REIMBURSEMENT DUE DATE"), the Bank will make a loan (a "REMARKETING REIMBURSEMENT LOAN-1994 REFUNDING BONDS") to the Company on the reimbursement due date, provided that the 1994 Refunding Direct-Pay Letter of Credit as it may have been extended from time to time shall not then have expired or been terminated, and provided further that no Event of Default or Unmatured Event of Default shall have occurred and is then continuing. Each Remarketing Reimbursement Loan-1994 Refunding Bonds shall be in an amount not in excess of the amount due to the Bank from the Company on the related reimbursement due date on account of the portion of the Remarketing Drawing representing the Principal Amount. The term "PRINCIPAL AMOUNT" is used in the preceding sentence as that term is defined in the 1994 Direct-Pay Letter of Credit. Proceeds of the Remarketing Reimbursement Loan-1994 Refunding Bonds shall be used solely to reimburse the Bank for all or a portion of the Principal Amount of the related Remarketing Drawing for the 1994 Refunding Bonds which have not been sold by the Remarketing Agent subsequent to the Remarketing Drawing. Each Remarketing Reimbursement Loan-1994 Refunding Bonds shall be represented by the promissory note of the Company (a "REMARKETING REIMBURSEMENT NOTE-1994 REFUNDING BONDS"), delivered to the Bank contemporaneously with the making of the Loan, with each such Note substantially in the form of the Term Note, with the following exceptions:

               (i) No Remarketing Reimbursement Loan-1994 Refunding Bonds will be made after the earlier of the expiration or termination of the 1994 Refunding Direct-Pay Letter of Credit;

               (ii) The final maturity of such Remarketing Reimbursement Note-
                    1994 Refunding Bonds shall be a date which is the earlier of
                    (1) 288 days after the date the Loan evidence by such Note was made, or (2) the date that the 1994 Refunding Direct-Pay Letter of Credit (as it may have been extended from time to time in the Bank's sole discretion) expires or is terminated;

               (iii)Each Remarketing Reimbursement Note-1994 Refunding
                    Bonds shall bear interest prior to maturity at a per annum rate equal to the Prime Rate plus one percent (1%) and after maturity at a per annum rate equal to the Prime Rate plus three percent (3%) per annum;

               (iv) All accrued interest on the outstanding principal balance of the Remarketing Reimbursement Loan-1994 Refunding Bonds is due and payable prior to maturity on the last Banking Day of each calendar month, and after maturity, all interest is due and payable as accrued and without demand; and

               (v) The principal of each Remarketing Reimbursement Note-1994 refunding Bonds shall be payable prior to maturity on the same dates as the scheduled principal payments under the 1994 Refunding Bonds purchased with the related Remarketing Drawing would have become due and payable, and the principal amount payable on each such date shall be equal to the principal payments scheduled to have been paid on the same date on the 1994 Refunding Bonds redeemed with the related Remarketing Drawing.

          (c) PROVISIONS APPLICABLE TO ALL OF THE CREDIT ENHANCEMENT LETTERS OF CREDIT. The following provisions are applicable to all of the Credit Enhancement Letters of Credit:

               (1) ADDITIONAL AMOUNTS PAYABLE. If any change in or the enactment, adoption or judicial or administrative interpretation of any law, regulation, treaty, guideline or directive (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) either (A) subjects the Bank to any additional tax, duty, charge, deduction or withholding with respect to any of the Credit Enhancement Letters of Credit or any amount paid by the Bank thereunder or received by the Bank under this Agreement (other than a tax measured by the net or gross income of the Bank), or (B) imposes or increases any reserve, special deposit, or similar requirement on account of any of the Credit Enhancement Letters of Credit, or (C) imposes increased minimum capital requirements on the Bank on account of its issuing any of the Credit Enhancement Letters of Credit, and if any of the foregoing (i) results in an increase to the Bank in the cost of maintaining any of the Credit Enhancement Letters of Credit or making any payment on account of any of the Credit Enhancement Letters of Credit, (ii) reduces the amount of any payment receivable by the Bank under this Agreement, (iii) requires the Bank to make any payment calculated by reference to the gross amount of any sum received or paid by the Bank pursuant to any of the Credit Enhancement Letters of Credit or this Agreement (other than a tax measured by the Bank's gross or net income) or (iv) reduces the rate of return on the Bank's capital, the Company shall pay to the Bank, as additional commission for the Credit Enhancement Letters of Credit, such amount as will compensate the Bank for such increased cost, payment or reduction. Any such payment shall be made to the Bank within ten (10) days of demand and presentation of a certificate to the Company containing a statement of the cause of such increased cost, payment or reduction and a calculation of the amount thereof, which statement and calculation shall be deemed facie to be correct.

               (2) PLACE AND APPLICATION OF PAYMENTS -- CALCULATION OF INTEREST AND FEES. All payments required to be made under this Section 3.01 shall be made to the Bank at its principal office in Indianapolis, Indiana, in funds available for the Bank's immediate use at that city and no such payment will be considered to have been made until received in such funds. All interest and fees due under any provision of this Section 3.01 shall be calculated on the basis of a year of 360 days, and on the actual number of days elapsed.

               (3) PRESENTMENT AND COLLECTION. The beneficiaries of the Credit Enhancement Letters of Credit shall be deemed for purposes of this Agreement to be the agents of the Company and the Company assumes all risks of their acts, omissions or misrepresentations. Neither the Bank nor any of its affiliates or correspondents shall be responsible for the validity, sufficiency, truthfulness or genuineness of any document required to draw under any of the Credit Enhancement Letters of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged, provided only that the document appears on its face to be in accordance with the terms of the related Credit Enhancement Letter of Credit, or for failure of any draft to bear reference or adequate reference to any of the related Credit Enhancement Letters of Credit or failure of any person to note the amount of any draft on any of the Credit Enhancement Letters of Credit or to surrender or take up any of the Credit Enhancement Letters of Credit, each of which provisions may be waived by the Bank, or for errors, omissions, interruptions, or delays in transmission or delivery of any messages or documents. Without limiting the generality of the foregoing, any action taken by the Bank or any of its correspondents under or in connection with any of the Credit Enhancement Letters of Credit, if taken in good faith, shall be binding upon the Company and shall not put the Bank or any such correspondent under any resulting liability to the Company and the Company makes like agreement as to any omission unless in breach of good faith. The Bank is expressly authorized to honor any request for payment which is made under and in compliance with the terms of any of the Credit Enhancement Letters of Credit without regard to and without any duty on its part to inquire into the existence of any disputes or controversies between the Company and the beneficiaries of any of the Credit Enhancement Letters of Credit or any other person, firm or corporation or into the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under any of the Credit Enhancement Letters of Credit are true and correct.

               (4) CHANGE IN INTEREST RATE MODES. The Company shall not change the Interest Rate Mode to a Six Month Interest Rate Mode, a One Year Interest Rate Mode, a Five Year Interest Rate Mode or a Fixed Interest Rate Mode without the prior written consent of the Bank. As used in this subsection, the terms "INTEREST RATE MODE", "SIX MONTH INTEREST RATE MODE", "ONE YEAR INTEREST RATE MODE", "FIVE YEAR INTEREST RATE MODE" and "FIXED INTEREST RATE MODE" are used as defined in the corresponding Trust Indenture, as the context requires.

               (5)  MONIES IN THE DESIGNATED ACCOUNT.   All  amounts  deposited
     into the Designated Account shall be held by the Bank as cash collateral for all of the Obligations. The Designated Account shall be used by the Company only for the purposes provided for in this Agreement, and the terms of the Designated Account shall be such that it shall be a "blocked" account, so that transfers of funds from the Designated Account may be made only by the Bank or by the Company with the concurrence of the Bank.

               (6)  ANNUAL ADMINISTRATIVE FEES.   From and after the Closing
     Date, on each anniversary date of the issuance of any Credit Enhancement Letter of Credit, the Company shall pay the Bank a processing and administration fee of $125 for such Credit Enhancement Letter of Credit.


                                     ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES


     SECTION 4.01. REPRESENTATIONS AND WARRANTIES. To induce the Bank to make the Loans and to issue the Letters of Credit, the Company represents and warrants to the Bank that:

          (a) ORGANIZATION OF THE COMPANY. The Company is a corporation organized, existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business in every jurisdiction in which: (i) the nature of the business conducted or the character or location of properties owned or leased, or the residences or activities of employees make such qualification necessary; and (ii) failure so to qualify might impair the title of the Company to material properties or the Company's right to enforce material contracts or result in exposure of the Company to liability for material penalties in such jurisdiction. No jurisdiction in which the Company is not qualified to do business has asserted that the Company is required to be qualified therein. The principal office and chief executive office of the Company is located at One Oxmoor Place, 101 Bullitt Lane, Louisville, Kentucky
40222.   The Company does not conduct any material operations or keep any material amounts of property at any location other than the locations specified in the Security Agreement. The Company has not done business under any name other than its present corporate name at any time during the six years preceding the Closing Date except as disclosed in the Security Agreement.

          (b) AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the borrowings hereunder, the execution and delivery of all of the other Loan Documents and the Bond Documents and the performance by the Company of its obligations under this Agreement and all of the other Loan Documents and the Bond Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of the Company or of any agreement binding upon the Company or its properties.

          (c) VALIDITY AND BINDING NATURE. This Agreement and all of the other Loan Documents and the Bond Documents are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies.

          (d) FINANCIAL STATEMENTS. The Company has delivered to the Bank its audited Financial Statements as of August 31, 1996, and for the fiscal year of the Company then ended and its unaudited interim Financial Statements as of August 2, 1997, and for the fiscal quarter and partial fiscal year then ended, which Financial Statements have been prepared in accordance with GAAP except, as to the interim statements, for the absence of a statement of cash flows, footnotes and adjustments normally made at year end which are not material in amount. Such Financial Statements present fairly the financial position of the Company as of the dates thereof and the results of its operations for the periods covered and since the date of the most current Financial Statements provided by the Company to the Bank there has been no material adverse change in the financial position of the Company or in the results of its operations.

          (e) LITIGATION AND CONTINGENT LIABILITIES. No litigation, arbitration proceedings or governmental proceedings are pending or to the best of the Company's knowledge threatened against the Company which would, if adversely determined, materially and adversely affect its financial position or continued operations. The Company has no material contingent liabilities not provided for or disclosed in the Financial Statements referred to in Section 4.01(d) of this Agreement or on the Schedule of Exceptions.

          (f) LIENS. None of the assets of the Company are subject to any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest except for liens and security interests described in Section 6.02(b)(1) through (7) of this Agreement.

          (g) EMPLOYEE BENEFIT PLANS. Each Plan maintained by the Company is in material compliance with ERISA, the Code, and all applicable rules and regulations adopted by regulatory authorities pursuant thereto, and the Company has filed all reports and returns required to be filed by ERISA, the Code and such rules and regulations. No Plan maintained by the Company and no trust created under any such Plan has incurred any "accumulated funding deficiency" within the meaning of Section 412(c)(1) of the Code, and the present value of all benefits vested under each Plan did not exceed, as of the last annual valuation date, the value of the assets of the respective Plans allocable to such vested benefits. The Company has no knowledge that any "reportable event" as defined in ERISA has occurred with respect to any Plan.

          (h) PAYMENT OF TAXES. The Company has filed all federal, state and local tax returns and tax related reports which the Company is required to file by any statute or regulation and all taxes and any tax related interest payments and penalties that are due and payable have been paid, except for such as are being contested in good faith and by appropriate proceedings and as to which appropriate reserves have been established. Adequate provision has been made for the payment when due of all tax liabilities which have been incurred, but are not as yet due and payable.

          (i) INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (j) REGULATION U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. Not more than twenty-five percent (25%) of the assets of the Company consists of margin stock, within the contemplation of Regulation U, as amended.

          (k) HAZARDOUS SUBSTANCES. Except as disclosed in the Environmental Reports furnished to the Bank, to the best knowledge of the Company after due inquiry and investigation, there are no underground storage tanks of any kind on any premises owned or occupied by or under lease to the Company and there are no tanks, drums, or other containers of any kind on premises owned or occupied by or under lease to the Company, the contents of which are unknown to the Company. Except as disclosed in the Environmental Reports furnished to the Bank, to the best knowledge of the Company after due inquiry and investigation, no premises owned or occupied by or under lease to the Company have ever been used, and as of the Closing Date, no such premises are being used for any activities involving the use, treatment, transportation, generation, storage or disposal of any Hazardous Substances in reportable quantities and no Hazardous Substances in reportable quantities have been released on any such premises nor is there any threat of release of any Hazardous Substances in reportable quantities on any such premises.

          (l) SUBSIDIARIES. The Company has no Subsidiaries as of the Closing Date other than Guarantor.

                                      ARTICLE V

                               SECURITY FOR OBLIGATIONS


          SECTION 5.01. COLLATERAL FOR THE OBLIGATIONS. Until paid in full, all of the Obligations will be secured by the following:

          (a) SECURITY AGREEMENT. The Obligations will be secured by a first priority security interest and lien in favor of the Bank in and to all of the assets of the Company created by the Security Agreement, subject only to Permitted Liens. The Company hereby affirms and acknowledges that the Security Agreement secures all of the Obligations. The Company and the Bank agree that effective as of the Closing Date, Section 1(e) of the Security Agreement is amended by replacing the definition of the term "Credit Agreement" in its entirety as follows:

               "(e) "Credit Agreement" means the Amended and Restated Credit Agreement, dated October 3, 1997, between the Company and the Bank, as the same may be amended, modified, supplemented, extended and/or restated from time to time and at any time."

          (b) MORTGAGES. The Obligations will further be secured by a first priority mortgage lien and security interest in favor of the Bank on the Real Estate and related property created by the Mortgages, subject only to Permitted Liens. Pursuant to Section 7.01 of this Agreement, each of the 1992 Huntingburg Mortgage, the 1992 Huntingburg Mortgage-Warehouse and the 1992 Huntingburg Mortgage-Mfg. shall be amended concurrently with the execution of this Agreement to provide that each such Mortgage secures all of the Obligations, which amendments shall be in form and substance the same as attached hereto as EXHIBITS "G-1", "G-2", AND "G-3" (collectively, the "MORTGAGE AMENDMENTS").

          (c) GUARANTY. The Obligations will further be secured by the unconditional, continuing guaranty of Guarantor in favor of the Bank pursuant to the Guaranty. By its execution of the Consent and Acknowledgment below, Guarantor hereby acknowledges and affirms to, and agrees with, Bank as follows: (i) the Guaranty is in full force and effect in accordance with its terms; (ii) the Guaranty does and shall guarantee and secure all of the Obligations; (iii) all of the representations and warranties contained in the Guaranty are still true and accurate, and the execution of this Agreement and the other Loan Documents to be executed in connection herewith shall not affect, impair, discharge or release the obligations of the undersigned under the Guaranty; (iv) the Guarantor hereby represents, warrants and agrees that there are no offsets, counterclaims or defenses to the Guarantor's obligations under the Guaranty and expressly waives any and all such offsets, counterclaims and defenses arising out of any acts, transactions or omissions on the part of Bank, the Company or any third party; and (v) Paragraph 1 of the Guaranty hereby is amended and replaced in its entirety as follows:

          "1. DEFINITIONS. As used in this Guaranty, the term (i) "Credit Agreement" means the Amended and Restated Credit Agreement, dated October 3, 1997, between the Company and the Bank, as the same may be amended, modified, supplemented, extended and/or restated from time to time and at any time; (ii) "Obligations"means all present and future indebtedness, obligations and liabilities, and all renewals and extensions thereof, now or hereafter owed to the Bank by the Borrower, whether arising under, together with all costs, expenses and reasonable attorneys' fees (including the reasonable allocated costs of staff counsel) incurred by the Bank in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, now exist or hereafter arise, or were prior to acquisition thereof by the Bank owed to some other Person, including, without limitation, all of the "Obligations" (as such term is defined in the Credit Agreement); (iii) "Default" means an "Event of Default" (as such term is defined in the Credit Agreement). Capitalized terms used in this but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement."

          (d) PLEDGED BONDS. In addition to all other collateral for the Obligations, the Obligations will further be secured by a first priority pledge of and a security interest in favor of the Bank in any 1993 Bonds, any 1994 Refunding Bonds and in any 1994 Equipment Bonds and in any Beneficial ownership Interests (as that term is defined in the Trust Indenture) for any Bonds which, in any case, are purchased with the proceeds of any Remarketing Drawing (the "PLEDGED BONDS"), which pledge and security interest the Company hereby grants to the Bank, subject only to Permitted Liens. As soon as possible following any Remarketing Drawing, and in any event within ten (10) days of the date of such Drawing, the Company shall take such acts and execute such documents as the Bank may require to perfect and maintain the perfection of the Bank's pledge of and security interest in and to the Pledged Bonds under applicable law, including to the extent applicable, Articles 8.1 and 9 of the Indiana Uniform Commercial Code, and the Company hereby authorizes the Bank to file on behalf of the Company without the Company's signatures such financing statements, amendments and continuations in such filing offices as the Bank deems necessary to effect same.


                                      ARTICLE VI

                                   AFFIRMATIVE AND
                            NEGATIVE COVENANTS OF BORROWER

          SECTION 6.01. AFFIRMATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and for so long as Borrower is entitled to receive any Advance or any Letters of Credit are outstanding, the Company shall strictly observe the following covenants:

          (a) CORPORATE EXISTENCE. The Company shall preserve its corporate existence.

          (b) REPORTS, CERTIFICATES AND OTHER INFORMATION. The Company shall furnish to the Bank copies of the following Financial Statements, certificates and other information:

               (1) ANNUAL STATEMENTS. As soon as available and in any event within one hundred and twenty (120) days after the close of each fiscal year of the Company, annual audited Financial Statements for the Company, audited by the Company's Auditors, showing its financial condition and results of operations as at the close of such fiscal year and for such fiscal year, all prepared in accordance with GAAP, accompanied by an opinion of the Company's Auditors, which opinion shall be without qualification (and the "management letter" if issued) and shall state that such audited Financial Statements present fairly the financial position of the Company as of the date of such Financial Statements and the results of its operations and changes in its financial position for the period covered thereby, and that their examination in connection with such Financial Statements has been made in accordance with GAAP.

               (2) INTERIM STATEMENTS. As soon as available and in any event within thirty (30) days after the end of each successive 4-week or 5-week period comprising a fiscal quarter of the Company, a copy of the interim financial statements of the Company, consisting at a minimum of:

               (i) the balance sheet of the Company as of the end of such period, and

               (ii) statement of income for such period and for the partial or full fiscal year ended as of the end of such period,

     all in reasonable detail and accompanied by the written representation of the chief financial officer of the Company that such financial statements have been prepared in accordance with GAAP (except that they need not include a statement of cash flows and footnotes and need not reflect adjustments normally made at year end, if such adjustments are not material in amount), consistently applied, (except for changes in which the independent accountants of the Company concur) and present fairly the financial position of the Company and the results of its operation as of the dates of such statements and for the periods then ended.

               (3) CERTIFICATES. Contemporaneously with the furnishing of each set of Financial Statements provided for in Sections 6.01(b)(1) and (2) of this Agreement, an Officer's Certificate.

               (4) ORDERS. Prompt notice of any orders in any material proceedings to which the Company is a party, issued by any court or regulatory agency, federal or state, and if the Bank should so request, a copy of any such order.

               (5) NOTICE OF DEFAULT OR LITIGATION. Immediately upon learning of the occurrence of an Event of Default or Unmatured Event of Default, or the institution of or any adverse determination in any litigation, arbitration proceeding or governmental proceeding which is material to the Company, or the occurrence of any event which could have a material adverse effect upon the Company, written notice thereof describing the same and the steps being taken with respect thereto.

               (6) COMPLIANCE CERTIFICATES. Within thirty (30) days after the end of each calendar month ending after the Closing Date, a certificate of the Chief Financial Officer or other appropriate officer of the Company demonstrating compliance with the financial covenants stated in Section 6.01(g) of this Agreement and compliance with the covenant limiting capital expenditures of the Company stated in Section 6.02(k) of this Agreement. Such certificate shall relate the covenants to the month-end figures and shall otherwise be in such form and provide such detail as may be reasonably satisfactory to the Bank.

               (7) REGISTRATION STATEMENTS AND REPORTS. Promptly upon filing with the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act of 1933, as amended, or any state securities regulatory authority, copies of all registration statements and all periodic and special reports required or permitted to be filed under federal or state securities laws and regulations.

               (8) OTHER INFORMATION. From time to time such other information concerning the Company as the Bank may reasonably request.

          (c) BOOKS, RECORDS AND INSPECTIONS. The Company shall maintain complete and accurate books and records, and permit access thereto by the Bank for purposes of inspection, copying and audit, and the Company shall permit the Bank to inspect its properties and operations at all reasonable times.

          (d) INSURANCE. In addition to any insurance required by any other Loan Documents and any Bond Documents, the Company shall maintain such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated. The Company agrees to name the Bank as additional insured and lender's loss payee on any such insurance policy under a standard lender's loss payable clause and to provide a copy of any such policy to the Bank.

          (e) TAXES AND LIABILITIES. The Company shall pay when due all taxes, license fees, assessments and other liabilities except such as are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established.

          (f) COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS. The Company shall maintain material compliance with the applicable provisions of all federal, state and local statutes, ordinances and regulations and any court orders or orders of regulatory authorities issued thereunder.

          (g) FINANCIAL COVENANTS. The Company shall observe each of the following financial covenants:

               (1) TANGIBLE NET WORTH. The Company shall at all times from and after the Closing Date maintain its Tangible Net Worth at a level not less than (i) $10,000,000, PLUS (ii) Fifty Percent (50%) of the cumulative Net Income of the Company for each fiscal year of the Company ending after Closing Date, provided, that, such amount shall in no event be less than zero.

               (2) FIXED CHARGE COVERAGE RATIO. As of the close of each fiscal quarter of the Company ending after the Closing Date, the Company, for the period of the four consecutive fiscal quarters which end on such close, shall have a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00.

               (3) RATIO OF TOTAL FUNDED DEBT TO EBITDA. As of the close of each fiscal quarter of the Company ending after the Closing Date, the Company, for the period of the four consecutive fiscal quarters which end on such close, shall have a Ratio of Total Funded Debt to EBITDA of not greater than (i) 3.00:1.00 until August 28, 1998; (ii) 2.50 from August 29, 1998, and thereafter.

          (h) PRIMARY BANKING RELATIONSHIP. The Company shall maintain its primary concentration and deposit accounts with the Bank, provided, that, the Company shall use its best effort to effect same prior to such date.

          (i) EMPLOYEE BENEFIT PLANS. The Company shall maintain and shall cause any Subsidiary to maintain any Plan in material compliance with ERISA, the Code, and all rules and regulations of regulatory authorities pursuant thereto and shall file and shall cause any Subsidiary to file all reports required to be filed pursuant to ERISA, the Code, and such rules and regulations.

          (j) HAZARDOUS SUBSTANCES. If the Company or any Subsidiary should commence the use, treatment, transportation, generation, storage or disposal of any Hazardous Substance in reportable quantities in its operations in addition to those noted in the Environmental Reports or in the Schedule of Exceptions, the Company shall immediately notify the Bank of the commencement of such activity with respect to each such Hazardous Substance. The Company shall cause any Hazardous Substances which are now or may hereafter be used or generated in the operations of the Company or any Subsidiary in reportable quantities to be accounted for and disposed of in compliance with all Environmental Laws and other applicable federal, state and local laws and regulations. The Company shall notify the Bank immediately upon obtaining knowledge that:

               (1) any premises which have at any time been owned or occupied by or have been under lease to the Company or any Subsidiary are the subject of an environmental investigation by any federal, state or local governmental agency having jurisdiction over the regulation of any Hazardous Substances, the purpose of which investigation is to quantify the levels of Hazardous Substances located on such premises, or

               (2) the Company or any Subsidiary has been named or is threatened to be named as a party responsible for the possible contamination of any real property or ground water with Hazardous Substances, including, but not limited to the contamination of past and present waste disposal sites.

          If the Company or any Subsidiary is notified of any event described in Sections 6.01(j)(1) or (2) above in addition to the events noted in any of the Environmental Reports or in the Schedule of Exceptions, the Company shall immediately engage or cause the Subsidiary to engage a firm or firms of engineers or environmental consultants appropriately qualified to determine as quickly as practical the extent of contamination and the potential financial liability of the Company or the Subsidiary with respect thereto, and the Bank shall be provided with a copy of any report prepared by such firm or by any governmental agency as to such matters as soon as any such report becomes available to the Company, and Company shall immediately establish reserves in the amount of the potential financial liability of the Company or the Subsidiary identified by such environmental consultants or engineers. The selection of any engineers or environmental consultants engaged pursuant to the requirements of this Section 6.01(j) shall be subject to the approval of the Bank, which approval shall not be unreasonably withheld. The Company shall provide an adequate reserve for the payment of all potential financial liability not covered by insurance upon the occurrence of any event described in this Section 6.01(j).

          SECTION 6.02. NEGATIVE COVENANTS OF THE COMPANY. Until all Obligations of the Company terminate or are paid and satisfied in full, and so long as Borrower is entitled to receive any Advance or any Letter of Credit exists, the Company shall strictly observe the following covenants:

          (a) RESTRICTED PAYMENTS. The Company shall not purchase or redeem any shares of the capital stock of the Company or declare or pay any dividends thereon except for dividends payable entirely in capital stock. The Company shall not make any other distributions to shareholders as shareholders, or set aside any funds for any such purpose, or prepay, purchase or redeem any subordinated indebtedness of the Company. Notwithstanding any other provision of this Section 6.02(a), the Company may pay dividends or make other distributions from net income for the immediately preceding fiscal year to shareholders of the Company's Series C preferred stock as required by the agreements between the Company and such shareholders governing such stock, but only if no Event of Default or Unmatured Event of Default has occurred and is continuing at the time of such payment or would result from such payment.

          (b) LIENS. The Company shall not create or permit to exist any mortgage, pledge, title retention lien, or other lien, encumbrance or security interest with respect to any property or assets now owned or hereafter acquired, including, without limitation any of the Company's rights, title and interests in and to any Real Estate, whether leased or owned, except:

               (1) liens in favor of the Bank created pursuant to the requirements of this Agreement or otherwise;

               (2) any lien or deposit with any governmental agency required or permitted to qualify the Company to conduct business or exercise any privilege, franchise or license, or to maintain self-insurance or to obtain the benefits of or secure obligations under any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

               (3) any mechanic's, worker's, repairmen's, carrier's, warehousemen's or other like liens arising in the ordinary course of business for amounts not yet due and for the payment of which adequate reserves have been established, or deposits made to obtain the release of such liens;

               (4) easements, licenses, minor irregularities in title or minor encumbrances on or over any real property which do not, in the judgment of the Bank, materially detract from the value of such property or its marketability or its usefulness in the business of the Company;

               (5) liens for taxes and governmental charges which are not yet due or which are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

               (6) liens created by or resulting from any litigation or legal proceeding which is being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

               (7) those specific liens now existing described on the Schedule of Exceptions.

          (c) GUARANTIES. The Company shall not be a guarantor or surety of, or otherwise be responsible in any manner with respect to any undertaking of any other person or entity, whether by guaranty agreement or by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise, except for:

               (1)       guaranties in favor of the Bank;

               (2) guaranties by endorsement of instruments for deposit made in the ordinary course of business; and

               (3) those specific existing guaranties listed on the Schedule of Exceptions.

          (d) LOANS OR ADVANCES. The Company shall not make or permit to exist any loans or advances to any other person or entity, except for:

               (1) extensions of credit or credit accommodations to customers or vendors made by the Company in the ordinary course of its business as now conducted;

               (2) reasonable salary advances to non-executive employees, and other advances to agents and employees for anticipated expenses to be incurred on behalf of the Company in the course of discharging their assigned duties;

               (3)  the specific items listed on the Schedule of Exceptions.

          (e) MERGERS, CONSOLIDATIONS, SALES, ACQUISITION OR FORMATION OF SUBSIDIARIES. The Company shall not be a party to any consolidation or to any merger and shall not purchase the capital stock of or otherwise acquire any equity interest in any other business entity other than New Acquisitions. The Company shall not acquire any material part of the assets of any other business entity, except in the ordinary course of business. The Company shall not sell, transfer, convey or lease all or any material part of its assets, except in the ordinary course of business, or sell or assign with or without recourse any receivables. The Company shall not cause to be created or otherwise acquire any Subsidiaries without the prior written consent of the Bank.

          (f) MARGIN STOCK. The Company shall not use or cause or permit the proceeds of the Loans or any of the Bonds to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time.

          (g) OTHER AGREEMENTS. The Company shall not enter into any agreement containing any provision which would be violated or breached in material respect by the performance of its obligations under this Agreement or under any other Loan Documents or any of the Bond Documents.

          (h) JUDGMENTS. The Company shall not permit any uninsured judgment or monetary penalty rendered against it in any judicial or administrative proceeding to remain unsatisfied for a period in excess of forty-five (45) days unless such judgment or penalty is being contested in good faith by appropriate proceedings and execution upon such judgment has been stayed, and unless an appropriate reserve has been established with respect thereto.

          (i) PRINCIPAL OFFICE. The Company shall not change the location of its principal office unless it gives not less than ten (10) days prior written notice of such change to the Bank.

          (j) HAZARDOUS SUBSTANCES. The Company shall not allow or permit to continue the release or threatened release of any Hazardous Substance on any premises owned or occupied by or under lease to the Company or any Subsidiary.

          (k) CAPITAL EXPENDITURES LIMITATION. The Company shall not make Capital Expenditures in any fiscal year of the Company which in the aggregate exceed the amount of depreciation expense of the Company for the immediately preceding fiscal year of the Company, excluding (i) the amount of Capital Expenditures incurred by the Company in connection with the acquisition and construction of the 1997 Project, not to exceed in the aggregate $1,500,000, and
(ii) the amount of Capital Expenditures incurred by the Company for leasehold improvements to a showroom to be leased in High Point, North Carolina, not to exceed in the aggregate $250,000.

          (1) LEASE OBLIGATIONS. The Company shall not incur obligations under any Capital Leases.

          (m) ADDITIONAL DEBT. The Company shall not create, incur, assume or suffer to exist any Debt or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services or for Capital Lease obligations, except those disclosed on the Schedule of Exceptions.

          (n) FUNDING OF ESCROW AGREEMENTS. The Company shall not deposit with the Agent more than $649,834.33 for the Escrow Agreement (Dreher), nor deposit with the Agent more than $350,165.67 for the Escrow Agreement (Hill).

          (o) OBLIGATIONS UNDER THE BOND DOCUMENTS. The Company will fully and timely pay and perform all of its obligations under those Bond Documents to which it is a party.



                                     ARTICLE VII

                                  LENDING CONDITIONS

          SECTION 7.01. CONDITIONS OF LENDING. The obligation of the Bank to make any Advance, to make the Term Loan and to issue any Letters of Credit shall be subject to fulfillment of each of the following conditions precedent:

          (a) NO DEFAULT. No Event of Default or Unmatured Event of Default shall have occurred and be continuing, and the representations and warranties of the Company contained in Section 4.01 of this Agreement shall be true and correct as of the Closing Date and as of the date of each Advance, except that after the Closing Date: (i) the representations contained in Section 4.01(d) of this Agreement will be construed so as to refer to the latest Financial Statements furnished to the Bank by the Company pursuant to the requirements of this Agreement, (ii) the representations contained in Section 4.01(k) (with respect to Hazardous Substances) will be construed so as to apply not only to the Company, but also to any Subsidiaries, (iii) the representation contained in
Section 4.01(l) of this Agreement will be construed so as to except any Subsidiary which may hereafter be formed or acquired by the Company with the consent of the Bank, and (iv) all other representations will be construed to have been amended to conform with any changes of which the Bank shall previously have been given notice in writing by the Company.

          (b) DOCUMENTS AND OTHER ITEMS TO BE FURNISHED AT CLOSING. The Bank shall have received contemporaneously with the execution of this Agreement, the following, each duly executed, currently dated (as applicable) and in form and substance satisfactory to the Bank:

               (1)  The Revolving Note and the Term Note.

               (2)  The Mortgage Amendments.

               (3) Certified copies of the Resolutions of the respective Boards of Directors of the Company and the Guarantor authorizing the execution, delivery and performance, respectively, of this Agreement and the other Loan Documents provided for in this Agreement to which each of the Company and the Guarantor, respectively is a party.

               (4) Certificates of the respective Secretaries of the Company and the Guarantor certifying the names of the officer or officers authorized to sign this Agreement and the other Loan Documents provided for in this Agreement to which each of the Company and the Guarantor, respectively, is a party, together with a sample of the true signature of each such officer.

               (5) Copies of the respective file-marked Articles of Incorporation of the Company and the Guarantor certified as complete and correct by the respective Secretaries of State of Delaware and Kentucky, and copies of the respective By-Laws of the Company and the Guarantor, certified as complete and correct by the respective Secretaries of the Company and the Guarantor.

               (6) Currently dated certificates of existence of the Company issued by the Secretary of State of Delaware and of the Guarantor issued by the Secretary of State of Kentucky, and certificates of good standing for the Company and the Guarantor for each other state in which the Company and the Guarantor, respectively, engages in business.

               (7) The opinion of counsel for the Company addressed to the Bank to the effect that the representations stated in Sections 4.01(a),
     (b), (c), (i), (j) and (l) of this Agreement are correct, and otherwise in such form as may be reasonably acceptable to the Bank.

               (8) Within thirty (30) days after the Closing Date, at the Company's expense endorsements to the title policies previously provided to the Bank with regard to the 1992 Huntingburg Real Estate, the 1993 Huntingburg Real Estate-Warehouse and the 1993 Huntingburg Real Estate-Mfg.
     (i) advancing the effective dates of such policies to the date of recording of the Mortgage Amendments, (ii) providing that the insured mortgages are the 1992 Huntingburg Mortgage, the 1993 Huntingburg Mortgage-Warehouse, the 1993 Huntingburg Mortgage-Mfg., respectively, as amended by the corresponding Mortgage Amendments, and (iii) insuring the contiguity of such adjacent parcels of Real Estate as the Bank may request.

               (9) Certificates evidencing the existence of all insurance required under the terms of this Agreement or any other Loan Documents or the Bond Documents.

               (10) Payment to the Bank of a commitment fee of $7,500 for its commitment to make Term Loan Construction Advances

               (11) Such other documents as the Bank may reasonably require.

          (c) DOCUMENTS TO BE FURNISHED AT TIME OF EACH ADVANCE UNDER THE REVOLVING LOAN. The Bank shall have received the following prior to making any Advance under the Revolving Loan, each duly executed and currently dated, unless waived at the Bank's discretion as provided in Section 2.02(b) of this
Agreement:

               (1)  An Application for an Advance.

               (2)  An Officer's Certificate.

               (3) Such other information, reports and documents as the Bank may reasonably require, including, without limitation at the option of the Bank, the items set forth on Schedule 1 attached hereto respecting the 1997 Real Estate.

          (d) DOCUMENTS TO BE FURNISHED AT TIME OF EACH TERM LOAN CONSTRUCTION ADVANCE. The Bank shall have received the following prior to making each Term Loan Construction Advance, each duly executed and currently dated, unless waived at the Bank's discretion as provided in Section 2.04(b) of this Agreement:

               (1)  An Application for an Advance.

               (2)  An Officer's Certificate.

               (3) All of the items described in Section 7.01(c)(3) above as the Bank at its option may require.

               (4) Upon request of the Bank, a list of actual expenditures for which the Term Loan Construction Advance is to be used;

               (5) Upon request of the Bank, an endorsement to the title policy described on Schedule 1 attached hereto: (i) containing affirmative coverage against unrecorded mechanic's liens through and including the date of such Term Loan Construction Advance; (ii) indicating that since the date of the preceding Term Loan Construction Advance there has been no change in the state of title and that the 1997 Project Real Estate has not become subject to any further lien or encumbrance excepting Permitted Liens; and
     (iii) updating the title policy to the date of such Term Loan Construction Advance;

               (6) Upon request of the Bank, to the extent necessary to obtain the endorsement to the title policy described on Schedule 1 attached hereto: (i) paid invoices, progressive lien waivers and other proof of payment made by the Company for the amount of each of the expenditures; and
     (ii) current invoices, due but unpaid, with progressive lien waivers effective upon receipt of payment.

               (7) Such other documents as the Bank may require to establish that the Bank will have and will continue to have a first mortgage lien on the 1997 Project Real Estate, subject only to Permitted Liens.


                                     ARTICLE VIII

                           EVENTS OF DEFAULT--ACCELERATION

          SECTION 8.01. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

          (a) NONPAYMENT OF THE LOANS. Default in the payment when due of any amount payable under the terms of either of the Notes, or otherwise payable to the Bank or any other holder of the Notes under the terms of this Agreement.

          (b) NONPAYMENT OF OTHER DEBT. Default by the Company in the payment when due, whether by acceleration or otherwise, of any other material Debt for borrowed money, or default in the performance or observance of any obligation or condition with respect to any such other Debt if the effect of such default is to accelerate the maturity of such other Debt or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Debt to become due and payable prior to its scheduled maturity, unless the Company is contesting the existence of such default in good faith and by appropriate proceedings.

          (c) OTHER MATERIAL OBLIGATIONS. Subject to the expiration of any applicable grace period, default by the Company in the payment when due, or in the performance or observance of any material obligation of, or condition agreed to by the Company with respect to any material purchase or lease of goods, securities or services except only to the extent that the existence of any such default is being contested in good faith and by appropriate proceedings and that appropriate reserves have been established with respect thereto.

          (d) BANKRUPTCY, INSOLVENCY, ETC. The Company admitting in writing its inability to pay its debts as they mature or an administrative or judicial order of dissolution or determination of insolvency being entered against the Company; or the Company applying for, consenting to, or acquiescing in the appointment of a trustee or receiver for the Company or any property thereof, or the Company making a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee or receiver being appointed for the Company or for a substantial part of its property and not being discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding being instituted by or against the Company, and, if involuntary, being consented to or acquiesced in by the Company or remaining for sixty (60) days undismissed.

          (e) WARRANTIES AND REPRESENTATIONS. Any warranty or representation made by the Company in this Agreement proving to have been false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished by the Company to the Bank proving to have been false or misleading in any material respect when made or delivered.

          (f) VIOLATIONS OF NEGATIVE AND FINANCIAL COVENANTS. Failure by the Company to comply with or perform any covenant stated in Section 6.02 or 6.01(g) of this Agreement.

          (g) CHANGE IN CONTROL PLUS CHANGE IN MANAGEMENT. If (i) a Change in Control occurs, and (ii) a Change in Management occurs.

          (h) NONCOMPLIANCE WITH OTHER PROVISIONS OF THIS AGREEMENT. Failure of the Company to comply with or perform any covenant or other provision of this Agreement or to perform any other Obligation (which failure does not constitute an Event of Default under any of the preceding provisions of this Section 8.01) and continuance of such failure for thirty (30) days after notice thereof to the Company from the Bank.

          SECTION 8.02. EFFECT OF EVENT OF DEFAULT. When any Event of Default has occurred and is continuing, the Bank may take any or all of the following actions:

          (a)  ACCELERATION OF LOANS.  If any Event of Default described in
Section 8.01(d) shall occur, maturity of the Loans shall immediately be accelerated and the Notes and the Loans evidenced thereby, and all other indebtedness and any other payment Obligations of the Company to the Bank shall become immediately due and payable, and the Commitments shall immediately terminate, all without notice of any kind. When any other Event of Default has occurred and is continuing, the Bank or any other holder of the Notes may accelerate payment of the Loans and declare the Notes and all other payment Obligations due and payable, whereupon maturity of the Loans shall be accelerated and the Notes and the Loans evidenced thereby, and all other payment Obligations shall become immediately due and payable and the Commitments shall immediately terminate, all without notice of any kind. The Bank or such other holder shall promptly advise the Company of any such declaration, but failure to do so shall not impair the effect of such declaration.

          (b) REFUSAL TO REINSTATE AN INTEREST DRAWING. The Bank may refuse to reinstate any Interest Drawing under any of the Credit Enhancement Letters of Credit by giving notice to the appropriate Trustee of such refusal in the manner and within the time provided under the terms of the appropriate Credit Enhancement Letter of Credit and the Bank may direct such Trustee to accelerate the maturity of the Bonds secured by such Credit Enhancement Letter of Credit as provided under the terms of the appropriate Trust Indenture.

          (c) BOND DOCUMENT REMEDIES. The Bank may notify each of the Trustees of the Event of Default with the result that the Trustees will, as required by the appropriate Trust Indenture, declare the principal of all the Bonds and the interest accrued thereon to be immediately due and payable and the Bank may exercise any other remedy available to the Bank under any of the Bond Documents.

          (d) DEPOSIT TO SECURE PAYMENT OF THE REIMBURSEMENT OBLIGATIONS. The Bank may demand that the Company immediately pay to the Bank an amount equal to the Maximum Available Credit. Such amount shall be due and payable to the Bank immediately upon demand. the company grants to the Bank a pledge of and security interest in any and all funds (hereafter referred to in this Section 8.02(d) as a "SPECIAL COLLATERAL ACCOUNT") paid by the Company to the Bank, pursuant to the demand of the Bank made pursuant to this Section 8.02(d). Such pledge and security interest shall secure to the Bank all of the Obligations. The Company acknowledges that the Bank would not have adequate remedies at law for failure of the Company to honor any demand made pursuant to this Section 8.02(d) and, therefore, the Bank shall have the right to require the Company specifically to perform such undertaking whether or not any amounts are then due and payable by the Company to the Bank on account of its reimbursement obligation with respect to Drawings made under any of the Credit Enhancement Letters of Credit. In the event the Bank makes a demand pursuant to this
Section 8.02(d) and the Company pays the funds demanded, the Bank will hold any Special Collateral Account without liability for interest thereon, provided that the Bank will, at the direction of the Company and for the account and risk of the Company, invest the funds of a Special Collateral Account in U.S. Treasury Bills with 30 days or less remaining until maturity. Any earnings from such investment may, at the discretion of the Bank, be released to the Company. After the Credit Enhancement Letters of Credit have expired and all of the Obligations have been satisfied, the Bank shall return to the Company any balance remaining in any Special Collateral Account established pursuant to the requirements of this Section 8.02(d).

          (e) OTHER REMEDIES. The Bank may pursue any other remedies available to it under any Credit Document or any Bond Document. The Bank may bring any other action available at law or in equity to enforce payment and performance or otherwise to collection the Obligations.

          (f) DEMAND OF FUNDS DEPOSITED PURSUANT TO ESCROW AGREEMENTS. The Bank may notify the Agent of the Event of Default (other than an Event of Default under Section 8.01(g) of this Agreement) with the result that the Agent will, as required by the Escrow Agreements, distribute to the Bank all "Escrowed Funds" (as that term is defined in each of the

Escrow Agreements). The Bank shall be entitled, in its sole discretion, to use all or any portion of the Escrowed Funds to repay Obligations then outstanding in any order as the Bank in its sole discretion determines, or to deposit all or any portion of the Escrowed Funds in the Special Collateral Account established pursuant to Section 8.02(d) of this Agreement, with any funds that are deposited into the Special Collateral Account under the authority of this Section 8.02(f) subject, after deposit, to the pledge and other provisions of Section 8.02(d).

          The remedies enumerated in this Section 8.02 are not intended to be exclusive, but shall be in addition to any other statutory, equitable or contractual remedies available to the Bank.


                                      ARTICLE IX

                                    MISCELLANEOUS

          SECTION 9.01. LETTER OF CREDIT PAYMENTS FROM BANK FUNDS. The Bank agrees for the benefit of each Trustee that all payments made in satisfaction of the Drawings under any of the Credit Enhancement Letters of credit will be made from funds of the Bank and not from funds of the Company.

          SECTION 9.02. WAIVER -- AMENDMENTS. No delay on the part of the Bank, or any holder of the Notes in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to any of the provisions of this Agreement or the other Loan Documents or otherwise of the Obligations shall be effective unless such amendment, modification, waiver or consent is in writing and signed by the Bank.

          SECTION 9.03. NOTICES. Any notice given under or with respect to this Agreement to the Company or the Bank shall be in writing and, if delivered by hand or sent by overnight courier service, shall be deemed to have been given when delivered and, if mailed, shall be deemed to have been given five (5) days after the date when sent by registered or certified mail, postage prepaid, and addressed to the Company or the Bank (or other holder of the Notes) at its address shown below, or at such other address as any such party may, by written notice to the other party to this Agreement, have designated as its address for such purpose. The addresses referred to are as follows:

          The Company:   DMI Furniture, Inc.
                         One Oxmoor Place
                         101 Bullitt Lane
                         Louisville, Kentucky 40222
                         Attention: Joseph G. Hill, Vice President - Finance

          The Bank:      Bank One, Indiana, National Association
                         Bank One Center/Tower - Suite 1911
                         lll Monument Circle
                         P.O. Box 7700
                         Indianapolis, Indiana  46277-0119
                         Attention:  Manager, Indiana Corporate Financial
                                     Services

          SECTION 9.04. COSTS, EXPENSES AND TAXES. The Company agrees to pay (without duplication), all of the following fees, costs and expenses incurred by the Bank: (i) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of the Loan Documents and any and all other documents furnished pursuant hereto or in connection herewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Bank, and in connection with the foregoing and the administration of this Agreement, (ii) all reasonable costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of any amendments or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant thereto or in connection therewith, and all investigation of and due diligence regarding the Company and the security for the Obligations undertaken and performed with respect thereto, including without limitation the reasonable fees and out-of-pocket expenses of counsel retained by the Bank relative thereto (or, but not as well as the reasonable allocated costs of staff counsel) as well as the fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Bank, and in connection with the foregoing and the administration of this Agreement, (iii) all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees and taxes and, (iv) all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses of the Bank), if any, in connection with the enforcement of this Agreement, any Note and/or any other Loan Documents or other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, or any of the other Loan Documents or the issuance of any Note or the making of any of the Loans, and agrees to save and hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following the Bank's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at a per annum rate equal to the Prime Rate plus Two Percent (2%).

          SECTION 9.05. SEVERABILITY. If any provision of this Agreement or any other Loan Document is determined to be illegal or unenforceable, such provision shall be deemed to be severable from the balance of the provisions of this Agreement or such Document and the remaining provisions shall be enforceable in accordance with their terms.

          Section 9.06. CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

          SECTION 9.07 GOVERNING LAW/VENUE. Except as may otherwise be expressly provided in any other Loan Document, this Agreement and all other Loan Documents are made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply. THE COMPANY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE COMPANY AND AGREES THAT ALL SERVICE OF PROCESS MAY BE MADE BY MESSENGER, BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY REGISTERED MAIL DIRECTED TO THE COMPANY AT THE ADDRESS STATED IN SECTION 9.03 OF THIS AGREEMENT. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF THE BANK TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT OR AGREEMENT MADE IN CONNECTION HEREWITH AND THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT THE COMPANY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

          SECTION 9.08. PRIOR AGREEMENTS, ETC. This Agreement supersedes all previous agreements and commitments made by the Bank and the Company with respect to the Loans and all other subjects of this Agreement, including, without limitation, any oral or written proposals or commitments made or issued by the Bank.

           SECTION 9.09. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the Company and the Bank and their respective successors and assigns, provided that the Company's rights under this Agreement shall not be assignable without the prior written consent of the Bank.

          SECTION 9.10. WAIVER OF JURY TRIAL. THE COMPANY AND THE BANK HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY
WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE COMPANY AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

          SECTION 9.11.  ARBITRATION.   The Bank and the Company agree that upon
the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement, any other Loan Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Company's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

          IN WITNESS WHEREOF, the Bank and the Company have by their duly authorized officers executed this Agreement on the date first set forth above.

                              DMI FURNITURE, INC.,
                              a Delaware corporation

                              By:_______________________________
                              Printed:__________________________
                              Title:____________________________

                                                        (the "COMPANY")

                              BANK ONE, INDIANA,  NATIONAL
                              ASSOCIATION

                              By:________________________________
                              Printed:___________________________
                              Title:_____________________________

                                                            (the "BANK")


CONSENT AND ACKNOWLEDGMENT

          The undersigned consents to the execution and performance of the above Amended and Restated Credit Agreement and by its execution below agrees to be bound by the terms of Section 5.01(c) above.

DMI MANAGEMENT, INC.

By:________________________________
Printed:____________________________
Title:______________________________
Date:______________________________

               (the "GUARANTOR")






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